Exhibit 4.1

AMERIPRISE FINANCIAL 401(K) PLAN

(Generally effective as of January 1, 2007)

i

ARTICLE 1
GENERAL PROVISIONS

1.1                               History

The Ameriprise Financial 401(k) Plan (the “Plan”) was adopted effective October 1, 2005.  Effective as of October 1, 2005, Ameriprise Financial, Inc. (“Company”) and its subsidiaries, ceased to be Participating Companies in the American Express Incentive Savings Plan (“ISP”).  As soon as administratively practicable thereafter, the portion of the ISP attributable to Company Participants, Company alternate payees and Company beneficiaries was transferred to this Plan.

1.2                               Effective Date

The general effective date of this Plan Amendment and Restatement is January 1, 2007.  However, this Plan Amendment and Restatement is effective January 1, 2006 with respect to changes reflecting the new Treasury Regulations under Sections 401(k) and 401(m) of the Code.  Furthermore, the provisions relating to Roth 401(k) Contributions and Roth Catch-up Contributions are effective as of the first pay date on or after January 5, 2007.  Those provisions having a different effective date are effective as of the specific date(s) so noted.

The Company reserves the right to amend the Plan, including retroactive amendments, as required by the Internal Revenue Service in order for the Company to obtain a determination that the Plan qualifies under Section 401(a) of the Code and the related trust is exempt from tax under Section 501(a) of the Code.

1.3                               Plan for Exclusive Benefit of Eligible Employees

All contributions made by Participating Companies and all assets held pursuant to the Plan shall be administered and held for the exclusive benefit of Participants, alternate payees and beneficiaries who qualify for Plan benefits hereunder.  It shall be impossible at any time prior to the satisfaction of all liabilities to Participants, alternate payees and beneficiaries who qualify for Plan benefits, for any part of the corpus or income of the Plan to be used for, or diverted to, purposes other than their exclusive benefit, except as provided in Section 12.4.

1.4                               Construction and Applicable Law

The Plan is intended to meet the requirements for qualification under Sections 401(a) and 401(k) of the Code.  In addition, Plan provisions relating to the employee stock ownership portion of the Plan are intended to meet the requirements of the Code.  The Plan shall be administered and construed consistent with such intent.  It shall also be construed and administered according to ERISA and the laws of the State of Minnesota to the extent that such laws are not preempted by the laws of the United States of America.  Subject to the Plan’s administrative review processes, all controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the Eighth Circuit.  To the maximum extent permitted by ERISA, each person who is a “fiduciary” (as defined in ERISA) with respect to the Plan shall be responsible only for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and Trust and no fiduciary shall be liable for any act or omission of any other fiduciary.

Notwithstanding anything herein to the contrary, the Administration Committee shall have discretionary authority to interpret and construe the terms of the ISP which relate to benefits payable (or claimed to be payable) from this Plan (including the right to supply any omission, construe any ambiguous or uncertain terms, and reconcile any inconsistencies), and the discretionary authority to determine and resolve any and all questions related thereto.

The Plan shall be construed in accordance with the following rules:

(a)                                  Headings at the beginning of Articles and Sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

(b)                                 Capitalized terms used in the Plan shall have the meaning defined in the Plan unless the context clearly indicates otherwise.

(c)                                  Any references to the masculine gender include the feminine and vice versa.

(d)                                 Use of the words “hereof,” “herein,” “hereunder,” or similar compounds of the word “here” shall mean and refer to the entire Plan unless the context clearly indicates otherwise.

(e)                                  Nothing in this Section shall be deemed to limit the discretion of the Administration Committee to interpret and construe the provisions of the Plan as provided in Article Ten hereof.

(f)                                    The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

1.5                               Applicability of Amendment

Except as may otherwise be expressly provided, any amendment to the Plan shall apply to all benefits earned (and not yet distributed) at the time of such amendment; provided, that no such amendment shall be effective as to already earned benefits to the extent its application to such benefits would violate Section 411(d)(6) of the Code and the Treasury Regulations thereunder or would violate other applicable law.  Notwithstanding the foregoing, any amendment that regulates, increases or limits contributions to the Plan or the testing thereof shall apply to periods commencing on or after the effective date of such amendment.

ARTICLE 2
DEFINITIONS

2.1                               “Accounts”

means an account or sub-account maintained by the Administration Committee under the Plan to reflect a specified portion of a Participant, alternate payee or beneficiary’s benefit under the Plan.  The Administration Committee, in its discretion, may establish or combine such Accounts as it deems necessary or advisable for carrying out the purposes of the Plan.

2.2                               “Actual Contribution Percentage (ACP)”

means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of Voluntary Contributions and Fixed and Variable Match Contributions (and, at the election of the Administration Committee, Elective Contributions, Roth 401(k) Contributions and/or qualified nonelective contributions (as defined in Code Section 401(m)(4)(C))) made to the Plan on behalf of a Participant for the Plan Year to (b) such Participant’s Testing Compensation for such Plan Year (whether or not the individual was a Participant for the entire Plan Year).  For purposes of calculating the ACP for purposes of the average contribution percentage test as described in Section 5.2, such contribution percentage amounts shall include forfeitures of excess aggregate contributions or Fixed and Variable Match Contributions allocated to the Participant’s Account which shall be taken into account in the year in which such forfeiture is allocated.

2.3                               “Actual Deferral Percentage (ADP)”

means, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of employer contributions actually paid to the Trust Fund on behalf of a Participant for the Plan Year to (b) such Participant’s Testing Compensation for such Plan Year.  For purposes of calculating the ADP, “employer contributions” on behalf of any Participant means: (a) all Elective Contributions and Roth 401(k) Contributions made pursuant to the Participant’s deferral election, excluding Elective Contributions and Roth 401(k) Contributions taken into account in the average contribution percentage test under Section 5.2 (provided the average deferral percentage test as described in Section 5.1 is satisfied with and without exclusion of these Elective Contributions and Roth 401(k) Contributions); (b) any qualified nonelective contributions (as defined in Code Section 401(m)(4)(C)), but excluding such qualified nonelective contributions that are taken into account in the average contribution percentage test under Section 5.2.  For purposes of computing the ADPs, an Eligible Employee who would be a Participant but for the failure to make Elective Contributions or Roth 401(k) Contributions shall be treated as a Participant on whose behalf no Elective Contributions or Roth 401(k) Contributions are made.

2.4                               “Administration Committee”

means the Employee Benefits Administration Committee or any Administrative Delegate appointed by the Administration Committee to act on its behalf.  The Administration Committee shall be the Plan administrator.

2.5                               “Administrative Delegate”

means the person(s), if any, appointed by the Administration Committee pursuant to Section 10.2.

2.6                               “Affiliated Company”

means (a) any corporation which is a part of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes a Participating Company, (b) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with a Participating Company, (c) any organization (whether or not incorporated) which is a part of an affiliated service group (as defined in Section 414(m) of the Code) which includes a Participating Company, and (d) any other entity required to be aggregated with a Participating Company pursuant to Treasury Regulations under Section 414(o) of the Code.

2.7                               “After-Tax Rollover Contribution”

means the amount of after-tax rollover contributions other than Roth 401(k) Rollover Contributions contributed by or on behalf of an Eligible Employee in accordance with Section 4.5.

2.8                               “After-Tax Rollover Contribution Account”

means the account of a Participant established and maintained to hold After-Tax Rollover Contributions in accordance with Section 4.5.

2.9                               “Board”

means the Board of Directors of the Company.

2.10                        “Catch-up Contribution”

means the amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.9 and Section 414(v) of the Code.

2.11                        “Code”

means the Internal Revenue Code of 1986, as amended.

2.12                        “Company”

means Ameriprise Financial, Inc., a Delaware corporation.

2.13                        “Company Matching (Pre-07) Contribution”

means the amount of any Company Matching Contribution made pursuant to the provisions of the Plan as in effect prior to January 1, 2007.

2.14                        “Company Matching (Pre-07) Contribution Account”

means the account of a Participant established and maintained with respect to Company Matching (Pre-07) Contributions attributable to periods prior to January 1, 2007.

2.15                        “Company Profit Sharing Contribution”

means the amount of any discretionary Company Profit Sharing Contribution made pursuant to the provisions of the Plan as in effect prior to January 1, 2007.

2.16                        “Company Profit Sharing Contribution Account”

means the account of a Participant established and maintained with respect to Company Profit Sharing Contributions attributable to periods prior to January 1, 2007.

2.17                        “Company Stock”

means the common stock of Ameriprise Financial, Inc. and any stock (the “other stock”) into which such common stock is converted or for which such common stock is exchanged in connection with a merger, consolidation, recapitalization or other transaction affecting the Company if such “other stock” constitutes a “qualifying employer security” within the meaning of Section 407(d)(5) of ERISA and (to the extent required under the Code) an “employer security” within the meaning of Section 409(l) of the Code.  By way of clarification but not limitation, the term “Company Stock” shall not include any common shares of American Express Company or any parent or subsidiary of American Express Company (or successors to any of the foregoing).

2.18                        “Company Stock Contribution”

means the Company stock contributed by a Participating Company pursuant to Section 4.6 or the cash equivalent to be used by the Plan to purchase Company stock under Section 4.6.

2.19                        “Company Stock Contribution Account”

means the account of a Participant established and maintained in accordance with Section 4.6.

2.20                        “Company Stock (Pre-07) Contribution”

means the Company stock contributed pursuant to the provisions of the Plan as in effect prior to January 1, 2007.

2.21                        “Company Stock (Pre-07) Contribution Account”

means the account of a Participant established and maintained with respect to Company Stock (Pre-07) Contributions.

2.22                        “Compensation”

means amounts paid to an individual for the period in which an individual is a member of a class of Eligible Employees eligible to participate under the provisions of Section 3.1, for any Plan Year, subject to the following:

(a)                                  For purposes of determining (i) the compensation to which a salary reduction election applies, (ii) the amount of Fixed and Variable Match Contribution to be allocated to a Participant’s Account where such contributions are limited to a percentage of a Participant’s Compensation and (iii) for purposes of allocating the Company Stock Contribution and the Company Profit Sharing Contribution and forfeitures thereof, “Compensation” for any Plan Year shall mean the compensation of the Participant for the applicable period from the Participant’s Participating Company.  When used herein, the term “Compensation” includes, but is not limited to the following:  regular earnings, holiday earnings, regular earnings adjustments, vacation, company holidays, personal holidays, discretionary holidays, compensated health-related time off, company paid workers compensation consisting of pay for services provided, purchased vacation, termination vacation, pay in lieu of notice, FVP coordinating compensation, training payments, level income, draw, non-exempt salary and non-exempt level income.  “Compensation” shall not include non-exempt variance, transition pay, non-exempt client ready variance, bonuses, overtime pay, commissions, lump sum severance pay, serial severance pay, imputed income, incentive and non-qualified deferred compensation, and Participating Company contributions to other employee benefit plans or to fringe benefit plans.  All Elective Contributions made by the Participating Company on behalf of an Eligible Employee that are not includable in the gross income of the Eligible Employee under Code Sections 125, 402(g), 402(h), 403(b) and 132(f) shall be included in Compensation for these purposes.

(b)                                 Compensation paid during a Plan Year to a Participant prior to a Participant’s Entry Date shall be disregarded for (i) purposes of allocating Elective Contributions, Roth 401(k) Contributions, Fixed Match Contributions, Variable Match Contributions, Catch-up Contributions, Roth Catch-up Contributions, Company Stock Contributions, Company Profit Sharing Contributions and forfeitures thereof, and Voluntary Contributions and may be disregarded for (ii) purposes of the nondiscrimination tests required under Sections 5.1 and 5.2 hereof.

(c)                                  Compensation shall not exceed $200,000 or such different amounts prescribed by the Secretary of the Treasury (as adjusted for the cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code).

(d)                                 In the case of a former Employee who is on Military Leave, Compensation shall include amounts paid to such former Employee by a Participating Company and amounts required under Section 414(u) of the Code.

2.23                        “Disability”

means total disability meeting the conditions of Section 7.2(b) hereof.

2.24                        “Effective Date”

means, generally, January 1, 2007, except as otherwise noted.

2.25                        “Elective Contribution”

means the amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.1, but excluding Roth 401(k) Contributions pursuant to

Section 4.2 as well as Catch-up Contributions and Roth Catch-up Contributions pursuant to Section 4.9 of the Plan and Section 414(v) of the Code.

2.26                        “Elective Contribution Account”

means the account of a Participant established and maintained in accordance with Section 4.1.

2.27                        “Eligible Employee”

means any Employee of a Participating Company who is (a) employed within the United States, or (b) traditionally employed within the United States and currently on temporary assignment outside the United States, (c) employed outside the United States if the Employee is a U.S. citizen.

(a)                                  Notwithstanding the foregoing, an Eligible Employee does not include an Employee who is a member of any of the following classifications:

(i)                                     any member of the Field Force regardless of the number of hours worked who:

(a)                                  has entered into an Independent Advisor Business Franchise Agreement with an Affiliated Company;

(b)                                 has his or her NASD registration held by an Affiliated Company that is not a Participating Company; or

(c)                                  is an individual supervised by an individual described in (a) or (b) above;

(ii)                                  temporary or casual Employees unless the temporary or casual Employee actually worked one thousand (1,000) hours during the period that would otherwise be deemed to be a Year of Service;

(iii)                               co-op student interns and other intern personnel unless the co-op student intern or other intern personnel actually worked one thousand (1,000) hours during the period that would otherwise be deemed to be a Year of Service;

(iv)                              members of a collective bargaining unit unless the applicable collective bargaining agreement specifically provides for participation by such Employees;

(v)                                 Employees paid pursuant to a contract unless such contract specifically describes the Employee as an Eligible Employee for purposes of this Plan;

(vi)                              any individual whose services are leased from or provided through a third party, regardless of whether such individual would be considered a Leased Employee;

(vii)                           any Employee who is entitled to benefits under a non-United States retirement plan to which any Participating Company makes contributions; and

(viii)                        Employees who have waived their rights to participate in the Plan or agreed to be excluded from participation in the Plan.

(b)                                 For purposes of this Section, the term “United States” shall include such territories and protectorates of the United States as the Administration Committee shall from time to time determine; and the term “temporary or casual” Employee (who may be a part-time or full-time Employee) shall mean an Employee who is categorized under the Participating Company’s normal employee classification system as a temporary or casual Employee.  An Eligible Employee who performs services for more than one Participating Company as an officer or in any other capacity shall be deemed to be employed by the Participating Company from which he or she receives his or her primary Compensation.

(c)                                  Notwithstanding anything herein to the contrary, an individual is not an Eligible Employee during any period during which the individual is classified by an Affiliated Company for tax withholding purposes as an independent contractor (or any other status in which the individual is not treated as a common law employee).  The Affiliated Company’s classification as in existence at the time shall control, even if the individual is subsequently retroactively reclassified as an employee for tax withholding purposes or for some other purpose.

(d)                                 For purposes of this Section 2.27, “Field Force” means an individual or individuals who pursuant to a written agreement, is acting as an IC Financial Advisor, Branch Manager or such other position(s) designated by the Company.

2.28                        Employee

means any person, including an officer, who is employed as a common law employee by a Participating Company or Affiliated Company.

2.29                        “Employment or Re-employment”

means service with an Affiliated Company or a Predecessor Company.

2.30                        “Entry Date”

means the first day of each payroll period following the date an individual satisfies the requirements to participate in the Plan as provided under Article Three.

2.31                        “ERISA”

means the Employee Retirement Income Security Act of 1974, as amended.

2.32                        “Fixed Match Contribution”

means the fixed amount contributed by a Participating Company in accordance with Section 4.3.

2.33                        “Fixed Match Contribution Account”

means the account of a Participant established and maintained to hold Fixed Match Contributions in accordance with Section 4.3.

2.34                        “415 Compensation”

means all 415 Compensation paid or made available in gross income during the limitation year.  415 Compensation of an individual for any Limitation Year means a Participant’s earned income, wages, salary, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with a Participating Company during such year to the extent amounts are included in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, expense allowances and other amounts as referred to in Treasury Regulation Section 1.415-2(d)(2), any elective deferrals (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the employer at the election of the Eligible Employee and which is not includable in the gross income of the Eligible Employee by reason of Code Sections 125 or 457, and any pre-tax contributions made by the Eligible Employee to a transportation fringe benefit plan described in Section 132(f) of the Code and excluding amounts not includable in compensation under Treasury Regulation Section 1.415-2(d)(3) such as employer contributions to a simplified employee pension under Code Section 408(k), deductible reimbursed moving expenses and premiums for group term life insurance to the extent they are not includable in a Participant’s gross income).

“415 Compensation” shall not exceed $200,000 (as adjusted for cost-of living increases in accordance with Code Section 415(d)).  If the determination period consists of fewer than twelve (12) months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).  The adjusted dollar amount in effect on a January 1 shall be in effect for limitation years beginning in the calendar year.

2.35                        “Highly Compensated Employee”

means a highly compensated active employee, including any Eligible Employee who performs service for a Participating Company during the determination year and who, (a) was a five percent (5%) owner during the Plan Year or the preceding Plan Year, or (b) for the preceding Plan Year, received compensation from the Participating Company greater than $90,000 (as indexed under the Code) and was (c) a member of the top-paid group for such year to the extent consistent with and pursuant to the provisions of the Code.  The term Highly Compensated Employee also includes: (a) Eligible Employees who are both described in the preceding sentence if the term “determination year” is substituted for the term “look-back year” and the Eligible Employee is one (1) of the one hundred (100) employees who received the most compensation from an Affiliated Company during the determination year; and (b) Eligible Employees who are five percent (5%) owners at any time during the look-back year or determination year.

The top-paid group consists of the top twenty percent (20%) of Eligible Employees ranked on the basis of compensation received during the Plan Year.  For purposes of determining the number of employees in the top-paid group, Eligible Employees described in Code Section 414(q)(8) and Q&A 9(b) of Treasury Regulation Section 1.414(q)-1T are excluded.  The number of officers is limited to fifty (50) or, if lesser, the greater of three (3) Eligible Employees or ten percent (10%) of all Eligible Employees.  Further, all Affiliated Companies are treated as one employer when applying these rules to determine the Highly Compensated Employees.

If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

For this purpose, the determination year shall be the Plan Year.  The look-back year shall be the twelve (12) month period immediately preceding the determination year.

A highly compensated former employee includes any Eligible Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for an Affiliated Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee’s 55th birthday.

The family aggregation rules shall not apply except to the extent that the constructive ownership rules of Code Section 318 are used to determine whether an Eligible Employee is a five percent (5%) owner.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Eligible Employees in the top-paid group, the top one hundred (100) Eligible Employees, the number of Eligible Employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the Treasury Regulations thereunder.  For purposes of this definition, “compensation” for a determination year or look-back year shall mean the Eligible Employee’s 415 Compensation for such period (a) without regard to Code Section 125, and (b) plus any compensation for such period of an employee to the extent not includable in gross income for the Participant’s taxable year under Code Sections 132(f), 402(e)(3), 402(h)(1)(B), or 403(b) (if contributed under a salary reduction agreement) including Elective Deferrals under this Plan.

2.36                        “Hour of Service”

means:

(a)                                  Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Participating Company or an Affiliated Company.

(b)                                 Each hour for which an Employee is paid, or entitled to payment, by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not that period occurs in a single computation year).  Notwithstanding the foregoing, Hours of Service shall not be credited on account of payments made under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws nor shall Hours of Service be credited on account of a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

(c)                                  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Company or an Affiliated Company.  The same Hours of Service shall not be credited both under subsection (a) or subsection (b), as the case may be, and under this subsection.  These hours shall be credited to the Employee for the computation year or years to which the award or agreement pertains rather than the computation year in which the award, agreement or payment is made.

(d)                                 Hours required to be credited for any period of service with the armed forces of the United States which the Employee entered from employment with a Participating Company or an Affiliated Company on account of induction or enlistment under federal law, provided the Employee returns to employment with a Participating Company or Affiliated Company within the period prescribed by federal law during which the Employee’s reemployment rights are protected by law or, in the absence of such a law, within ninety (90) days from the date release or discharge from military service is available.

(e)                                  For purposes of subsections (a) and (b), a payment shall be deemed to be made by or due from a Participating Company or an Affiliated Company regardless of whether such payment is made by or due from the Participating Company or the Affiliated Company directly or indirectly through, among others, a trust fund or insurer to which the Participating Company or an Affiliated Company contributes or pays premiums, regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(f)                                    For purposes of subsections (b) and (c), in the case of an Employee without a regular work schedule, Hours of Service shall be credited based on a daily average of the Employee’s Hours of Service otherwise determined under subsections (a), (b) and (c) for the twelve (12) months immediately preceding the date of determination, or during the Employee’s entire employment with a Participating Company or an Affiliated Company ending immediately prior to the date of determination if employed by a Participating Company or an Affiliated Company for less than twelve (12) months.

(g)                                 To the extent not otherwise provided in the Plan, Hours of Service under this Section shall be calculated and credited pursuant to Sections 2530.200b-2 of the Department of Labor Regulations, which are incorporated by reference.

(h)                                 Credit for Hours of Service shall not be given for service with predecessors of the Participating Companies or Affiliated Companies or for periods during which any Affiliated Companies were not considered as Affiliated Companies, except to the extent required by the provisions of any agreement executed by a current or former Affiliated Company relating to an acquisition, merger or spin-off, or as otherwise provided in Addendum A.

(i)                                     Credit for Hours of Service shall be given to the extent and for the purposes provided by the Family and Medical Leave Act.

(j)                                     For an individual (i) who was a participant in the ISP on or before September 30, 2005 and who became an Eligible Employee on October 1, 2005, or (ii) whose account was transferred to this Plan pursuant to the Employee Benefits Agreement between the Company and the American Express Company, hours of service under the ISP shall be taken into consideration for all purposes.  For all other individuals, hours of service under the ISP on or before September 30, 2005 shall be taken into consideration for all purposes.

(k)                                  An Employee shall not receive credit under more than one (1) subsection of this Section for the same period of time, but shall receive credit under the subsection which produces the greatest credit.

Hours of Service shall be determined by the Administration Committee from the records determined by it to accurately reflect this information

2.37                        “Investment Fund”

means any of (a) such Discretionary Funds, if any, as the Investment Committee may from time to time establish pursuant to Section 6.2(b) and cause to be maintained as part of the Trust Fund, and (b) the Company Stock Fund and other fund described in Section 6.2(a).

2.38                        “Investment Committee”

means the 401(k) Plan Investment Committee.

2.39                        “Investment Manager”

means the person, persons, firm or corporation, if any, other than the Trustee, appointed by the Investment Committee to direct the investment of all or any part of the Trust Fund, provided that any person so appointed shall qualify as an “Investment Manager” for the purposes of ERISA.

2.40                        “Leased Employee”

means any person (other than an employee of the recipient) who under an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined under Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and services are performed under primary direction or control by the recipient.  In the event a Leased Employee becomes an Eligible Employee under the Plan, for purposes of computing the Leased Employee’s Years of Service, the Leased Employee shall be treated as an Eligible Employee from the date he or she first provided services to a Participating Company or Affiliated Company upon the Eligible Employee providing appropriate documentation necessary to compute the Leased Employee’s Years of Service.

2.41                        “Leave”

means any period during which a person who was employed immediately prior to the commencement of such period is absent without compensation pursuant to a leave of absence granted by the Participating Company.

2.42                        “Military Leave”

means any period during which an Eligible Employee is absent because of qualified service in the uniformed services as defined in the Uniformed Services Employment and Reemployment Rights Act of 1994.  Contributions, benefits and service credit with respect to Military Leave in the uniformed services will be provided in accordance with Code Section 414(u).

2.43                        “Non-Highly Compensated Employee”

means, with respect to an Affiliated Company, any person who is not a Highly Compensated Employee.

2.44                        “Participant”

means an individual participating in the Plan pursuant to Article Three hereof or any former Employee for whom an Account has been established and is maintained.

2.45                        “Participating Company”

means the Company and any Affiliated Company that adopts this Plan with the consent of the Company.

2.46                        “Period of Service”

means each period of time commencing on an individual’s initial date of Employment or date of Re-employment, whichever is applicable, and ending on such individual’s next Termination Date.  A Period of Service shall include the following:

(a)                                  Any period of service because of Military Leave which the individual entered from employment with a Participating Company or an Affiliated Company, provided the individual returns to employment with the Participating Company or an Affiliated Company within the period prescribed by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, or any other period for which credit is required to be given under such Act.

(b)                                 In the event an individual has a Termination Date and the individual subsequently performs an Hour of Service and the Hour of Service is performed within twelve (12) months of his or her Termination Date, “Period of Service” shall include the Termination Period.

(c)                                  Any period for which credit is required under the Family and Medical Leave Act, for such purposes described in that Act, except that credit shall not be given under this subsection if it would otherwise be given under any other provision of this Section.

(d)                                 For an individual (i) who was a participant in the ISP on or before September 30, 2005 and who became an Eligible Employee on October 1, 2005, or (ii) whose account was transferred to this Plan pursuant to the Employee Benefits Agreement between the Company and the American Express Company, periods of service under the ISP shall be taken into consideration for all purposes.  For all other individuals, periods of service under the ISP on or before September 30, 2005 shall be taken into consideration for all purposes.

2.47                        “Plan”

means the Ameriprise Financial 401(k) Plan.

2.48                        “Plan Year”

means the consecutive twelve (12) month period ending on December 31.

2.49                        “Predecessor Company”

means any corporation or unincorporated entity heretofore or hereafter merged or consolidated with or otherwise absorbed by an Affiliated Company or any part of the business of which has been acquired by an Affiliated Company.

2.50                        “Prior AMEX Plan”

means the provisions of the American Express Incentive Savings Plan as the same existed on June 30, 1994.

2.51                        “Restricted Matching Contribution Account”

means the account of a Participant established and maintained for Restricted Matching Contributions.

2.52                        “Restricted Matching Contribution”

means those contributions defined as “Restricted Matching Contributions” under the Prior AMEX Plan.

2.53                        “Retirement”

means retirement meeting the conditions of Section 7.2(a) hereof.

2.54                        “Rollover Contribution”

means the amount other than Roth 401(k) Rollover Contributions and After-Tax Rollover Contributions contributed by or on behalf of an Eligible Employee in accordance with Section 4.5.

2.55                        “Rollover Contribution Account”

means the account of a Participant established and maintained to hold Rollover Contributions in accordance with Section 4.5.

2.56                        “Roth Catch-up Contribution”

means the after-tax amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.9 and Section 414(v) of the Code.

2.57                        “Roth 401(k) Contribution”

means the after-tax amount contributed by a Participating Company on behalf of a Participant in accordance with Section 4.2, but excluding Roth Catch-up Contributions pursuant to Section 4.9 of the Plan and Section 414(v) of the Code.

2.58                        “Roth 401(k) Contribution Account”

means the account of a Participant established and maintained in accordance with Section 4.2.

2.59                        “Roth 401(k) Rollover Contribution”

means the amount attributable to Roth contributions contributed by or on behalf of an Eligible Employee in accordance with Section 4.5.

2.60                        “Roth 401(k) Rollover Contribution Account”

means the account of a Participant established and maintained to hold Roth 401(k) Rollover Contributions in accordance with Section 4.5.

2.61                        “Service Related Contribution”

means those contributions defined as “Service Related Contributions” under the Prior AMEX Plan.

2.62                        “Service Related Contribution Account”

means the account of a Participant established and maintained for Service Related Contributions.

2.63                        “SOP Transfer Account”

means the Account established and maintained for an individual under the Plan for contributions allocated to the individual’s account under the American Express Eligible Employee Stock Ownership Plan as of November 30, 1994.

2.64                        “Termination Date”

means the date on which an individual quits, retires, or is discharged from all Affiliated Companies or dies.

2.65                        “Termination Period”

means a period of time commencing on an individual’s Termination Date and ending on the first subsequent date on which he or she again performs an Hour of Service.

2.66                        “Testing Compensation”

means the annual compensation of an Eligible Employee for purposes of the discrimination tests described in Sections 5.1 and 5.2 defined as all compensation paid to an individual as income, wages, salary, fees for professional services, Code Section 132(f), Code Section 125 Eligible Employee contributions and other amounts for personal services rendered in the course of employment with a Participating Company during the Plan Year to the extent that such amounts are included in gross income, but excluding amounts for deductible reimbursed moving expenses and premiums for group term life insurance (to the extent not included in gross income) and including amounts contributed as salary reduction contributions to this Plan.  Notwithstanding, annual compensation earned by an Eligible Employee prior to the date of entry under the Plan may be excluded.

Testing Compensation which exceeds $200,000 shall be excluded from the definition of Testing Compensation; provided, however, that such dollar limitations shall be adjusted to take into account any cost of living adjustments made by the Secretary of the Treasury pursuant to Code Section 401(a)(17).

2.67                        “Trust Agreement”

means the Trust Agreement and/or trust between the Investment Committee and the Trustee.

2.68                        “Trust Fund”

means the fund held by the Trustee to which all contributions pursuant to the Plan are made and out of which all benefits payable under the Plan are paid.  The Trust Fund shall include all investments of the Plan together with accumulated earnings thereon.

2.69                        “Trustee”

means any banking corporation duly qualified and appointed to so act under the Trust Agreement, and any additional or successor Trustee appointed and acting pursuant to said Trust Agreement.

2.70                        “Unrestricted Matching Contribution”

means those contributions defined as “Unrestricted Matching Contributions” under the Prior AMEX Plan.

2.71                        “Unrestricted Matching Contribution Account”

means the account of a Participant established and maintained for Unrestricted Matching Contributions.

2.72                        “Valuation Date”

means each day that the New York Stock Exchange is open for business, or such other dates as may be designated from time to time by the Administration Committee.

2.73                        “Variable Match Contribution”

means the variable amount contributed by a Participating Company in accordance with Section 4.3.

2.74                        “Variable Match Contribution Account”

means the account of a Participant established and maintained to hold Variable Match Contributions in accordance with Section 4.3.

2.75                        “Voluntary Contribution”

means the amount contributed by a Participant in accordance with Section 4.4.

2.76                        “Voluntary Contribution Account”

means the account of a Participant established and maintained in accordance with Section 4.4.

2.77                        “Year of Service”

“Year of Service” means a Period of Service of twelve (12) months, determined as follows:

(a)                                  For purposes of determining an individual’s first Year of Service for eligibility and vesting, the following shall apply:

(i)                                     One (1) Year of Service shall be credited for an Employee’s first year of Employment provided such Employee is employed as of the day preceding the one (1) year anniversary of such Employee’s initial date of Employment.

(ii)                                  For an Employee who is not credited with his or her first Year of Service under the provisions of Section 2.77(a)(i), such Employee’s first Year of Service shall be measured from the Employee’s Employment date and each anniversary thereof, and shall include any Termination Period of less than one (1) year.  If the Employee has a Termination Period that equals or exceeds one (1) year, the Employee’s first Year of Service for eligibility and Vesting shall be determined by taking into account all Periods of Service.

(b)                                 For an Employee who is credited with his or her first Year of Service under the provisions of Section 2.77(a), Years of Service for vesting shall include such Employee’s initial Year of Service and all Periods of Service, subsequent to such individual’s initial Year of Service.

(c)                                  For purposes of this Section, any Termination Period that consists of a period of less than one (1) year shall be included for purposes of determining an Employee’s Periods of Service and his or her Years of Service.

(d)                                 For an individual (i) who was a participant in the ISP on or before September 30, 2005 and who became an Eligible Employee on October 1, 2005, or (ii) whose account was transferred to this Plan pursuant to the Employee Benefits Agreement between the Company and the American Express Company, years of service under the ISP shall be taken into consideration for all purposes.  For all other individuals, years of service under the ISP on or before September 30, 2005 shall be taken into consideration for all purposes.

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

3.1                               Eligibility for Participation

Except as set forth under Section 3.4, an Eligible Employee shall be eligible to become a Participant for all purposes of the Plan after he or she completes sixty (60) days of service.

3.2                               Participation

Each Eligible Employee shall become a Participant on the first Entry Date occurring after he or she has satisfied the eligibility requirements of Section 3.1, and with respect to which he or she has completed and filed informational forms or any other process as the Administration Committee may require for the administration of the Plan.

3.3                               Special Rules for Certain Eligible Employees

A Participant who ceases to be an Eligible Employee shall cease to be a Participant for purposes or making and/or receiving contributions under the Plan as of the date he or she ceases to be an Eligible Employee, and shall resume as a Participant on the date he or she again becomes an Eligible Employee.

An Eligible Employee who has satisfied the service requirement of Section 3.1, but who terminates employment with a Participating Company or otherwise ceases to be an Eligible Employee before the Entry Date described in Section 3.2, shall become a Participant in the Plan on the later of the date he or she again becomes an Eligible Employee or the Entry Date applicable to him or her if he or she had remained an Eligible Employee.

3.4                               Participation by Eligible Employees Who Make Rollover Contributions, After-Tax Rollover Contributions and/or Roth 401(k) Rollover Contributions

An Eligible Employee or former Employee who makes a Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution to the Trust Fund shall be deemed to be a Participant solely for the purpose of maintaining a Rollover Contribution Account, After-Tax Rollover Contribution Account and/or Roth 401(k) Rollover Contribution Account under the Plan until such time as he or she otherwise becomes a Participant in accordance with the applicable provisions of Section 3.1.  An Eligible Employee or former Employee who is a Participant for purposes of maintaining a Rollover Contribution Account, shall be deemed to be a Participant for purposes of making a hardship withdrawal in accordance with the provisions of Article Nine of the Plan and for purposes of naming a beneficiary pursuant to the provisions of Article Eleven of the Plan.  An Eligible Employee or former Employee who is a Participant for purposes of maintaining a After-Tax Rollover Contribution Account, shall be deemed to be a Participant for purposes of making a withdrawal of voluntary contributions in accordance with the provisions of Article Nine of the Plan and for purposes of naming a beneficiary pursuant to the provisions of Article Eleven of the Plan.  An Eligible Employee who is a Participant for purposes of maintaining a Rollover Contribution Account and/or After-Tax Rollover Contribution Account shall be deemed to be a Participant for receiving a loan in accordance with the provisions of Article Nine of the Plan.  An Eligible Employee or former Employee who is a Participant for purposes of maintaining a Roth 401(k) Rollover Contribution Account, shall be deemed to be a Participant for purposes of naming a beneficiary pursuant to the provisions of Article Eleven of the Plan.

ARTICLE 4
CONTRIBUTIONS

4.1                               Elective Contributions

Each Participant may elect to have his or her Compensation for a Plan Year reduced by a whole percentage amount (when combined with the total amount of Roth 401(k) Contributions and Voluntary Contributions made pursuant to Sections 4.2 and 4.4) up to eighty percent (80%) of his or her Compensation, reduced by any other required or elective withholdings per payroll period, and, in lieu of payment to him, have such amount or its equivalent contributed as an Elective Contribution for his or her benefit to the Plan; provided, however, that in no event shall such dollar amount exceed the limitation of Section 402(g) of the Code (as indexed), except to the extent permitted under Code Section 414(v) and provisions of Section 4.9, if applicable; and provided that in no event shall the Elective Contribution amount exceed his or her Compensation per payroll period.

A Participant’s election referred to in the preceding paragraph shall be made by providing written notice (or such other form of notice as may be approved by the Administration Committee) to the Participating Company in a form and manner prescribed by the Administration Committee, at any time during the Plan Year.  A Participant may completely discontinue his or her Elective Contributions to the Plan by providing written notice (or such other form of notice as may be approved by the Administration Committee) to the Participating Company in a form and manner prescribed by the Administration Committee, at any time during the Plan Year.  A Participant’s election under this Section may be increased or decreased (in whole percentage amounts of his or her Compensation) at any time during the Plan Year.  A Participant’s rate of Elective Contributions elected shall remain in effect, subject to his or her right to completely discontinue or change the amount of any Elective Contributions at any time as provided in this Section.  All elections described in this Section shall be effective as soon as practicable after such elections are provided to the Participating Company.

Elective Contributions shall be allocated to the Participant’s Elective Contribution Account.  A Participant shall at all times be one hundred percent (100%) vested in amounts allocated to his or her Elective Contribution Account.

The amount of Elective Contributions made on behalf of any Participant shall be subject to the limitations of Article Five and such contributions may be restricted, reduced or otherwise adjusted as provided in Article Five to ensure that such limitations are satisfied.

4.2                               Roth 401(k) Contribution

Each Participant may, by payroll deduction, elect to have Roth 401(k) Contributions made on his or her behalf for a Plan Year in a whole percentage amount (when combined with the total amount of Elective Contributions and Voluntary Contributions made pursuant to Sections 4.1 and 4.4) up to eighty percent (80%) of his or her Compensation reduced by any other required or elective withholdings per payroll period; provided, however, that in no event shall such dollar amount exceed the limitation of Section 402(g) of the Code (as indexed), except to the extent permitted under Code Section 414(v) and provisions of Section 4.9, if applicable; and provided that in no event shall the Roth 401(k) Contribution amount exceed his or her Compensation per payroll period.

A Participant’s election referred to in the preceding paragraph shall be made by providing written notice (or such other form of notice as may be approved by the Administration Committee) to the Participating Company in a form and manner prescribed by the Administration Committee, at any time during the Plan Year.  A Participant may completely discontinue his or her Roth 401(k) Contributions to the Plan by providing written notice (or such other form of notice as may be approved by the Administration Committee) to the Participating Company in a form and manner prescribed by the Administration Committee, at any time during the Plan Year.  A Participant’s election under this Section may be increased or decreased (in whole percentage amounts of his or her Compensation) at any time during the Plan Year.  A Participant’s rate of Roth 401(k) Contributions elected shall remain in effect, subject to his or her right to completely discontinue or change the amount of any Roth 401(k) Contributions at any time as provided in this Section.  All elections described in this Section shall be effective as soon as practicable after such elections are provided to the Participating Company.  Designation of a contribution as a Roth 401(k) Contribution is irrevocable.

Roth 401(k) Contributions shall be allocated to the Participant’s Roth 401(k) Contribution Account.  A Participant shall at all times be one hundred percent (100%) vested in amounts allocated to his or her Roth 401(k) Contribution Account.

The amount of Roth 401(k) Contributions made on behalf of any Participant shall be subject to the limitations of Article Five and such contributions may be restricted, reduced or otherwise adjusted as provided in Article Five to ensure that such limitations are satisfied.

4.3                               Fixed and Variable Match Contributions

With the payment of any Elective Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and/or Catch-up Contributions on behalf of an eligible Participant during a Plan Year, the Participant’s Participating Company shall contribute on behalf of such Participant, a Fixed Match Contribution.  In the case of a Participant otherwise eligible to receive an allocation of a Fixed Match Contribution for a Plan Year, the Fixed Match Contribution shall be an amount equal to one hundred percent (100%) of the Participant’s Elective Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and/or Catch-up Contributions, but such Fixed Match Contributions shall not exceed three percent (3%) of the Participant’s Compensation paid in a payroll period.

As of the end of any Plan Year, the Participant’s Participating Company may contribute such additional discretionary Variable Match Contributions as the Board in its sole discretion may designate.  Any such Variable Match Contributions shall be made with respect to any Elective Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and/or Catch-up Contributions made on behalf of an eligible Participant during a Plan Year.  Participants eligible to receive an allocation of any discretionary Variable Match Contributions made pursuant to this Section must be eligible as provided under the provisions of Section 3.1 hereof and be employed by an Affiliated Company as of the last business day of a Plan Year or in Disability status (long-term medical leave) in accordance with Section 7.2(b) provided the Participant has received Company Stock Contributions for such Plan Year.

The Fixed Match Contributions hereunder shall be allocated as Fixed Match Contributions to the Participants’ Fixed Match Contribution Accounts at least annually.  Any Variable Match Contributions hereunder shall be allocated as Variable Match Contributions to the Participants’ Variable Match Contribution Accounts.  A Participant shall be vested in amounts allocated to his or her Fixed Match Contribution Account and Variable Match Contribution Account in accordance with the provisions of Article 7.  Notwithstanding anything herein to the contrary, no Fixed or Variable Match Contribution shall be made with respect to any Elective Contribution or Roth 401(k) Contribution which comprises an Excess Deferral pursuant to Section 5.1.

The amount of Fixed or Variable Match Contributions contributed hereunder shall be subject to the limitations of Article Five and such contributions may be restricted, reduced or otherwise adjusted as provided in Article Five to insure that such limitations are satisfied.

4.4                               Participant Voluntary Contributions

A Participant may, by payroll deduction, make Voluntary Contributions on an after tax basis not to exceed ten percent (10%) of such Participant’s Compensation for a Plan Year.  The aggregated sum of a Participant’s Elective Contributions, Roth 401(k) Contributions and Voluntary Contributions shall not exceed eighty percent (80%) of such Participant’s Compensation, reduced by any other required or elective withholdings per payroll period, for a

Plan Year; provided, however, that in no event shall the Voluntary Contribution amount exceed his or her Compensation per payroll period.  Voluntary Contributions may be made in whole percentage increments only.

A Participant’s election referred to in the preceding paragraph shall be made by providing written notice (or such other form of notice as may be approved by the Administration Committee) to the Participating Company in a form and manner prescribed by the Administration Committee, at any time during the Plan Year.  A Participant may completely discontinue his or her Voluntary Contributions to the Plan by providing written notice (or such other form of notice as may be approved by the Administration Committee) to the Participating Company in a form and manner prescribed by the Administration Committee, at any time during the Plan Year.  A Participant’s election under this Section may be increased or decreased (in whole percentage amounts of his or her Compensation) at any time during the Plan Year.  A Participant’s rate of Voluntary Contributions elected shall remain in effect, subject to his or her right to completely discontinue or change the amount of any Voluntary Contributions at any time as provided in this Section.  All elections described in this Section shall be effective as soon as practicable after such elections are provided to the Participating Company.

Voluntary Contributions shall be allocated to Participant’s Voluntary Contribution Account and shall be one hundred percent (100%) vested at all times.

The foregoing notwithstanding, nothing herein shall be construed to prevent the recharacterization of contributions under Section 5.1 and the limits of this Section 4.4 shall not apply to such recharacterized contribution amounts.  The amount of Voluntary Contributions elected by a Participant shall be subject to the limitations of Article Five and such contributions may be restricted, reduced or otherwise adjusted to ensure that such limitations are satisfied.

4.5                               Rollover Contributions, After-Tax Rollover Contributions and Roth 401(k) Rollover Contributions from Qualified Plans

(a)                                  Trustee Authorized to Accept Direct Rollover Contributions, After-Tax Rollover Contributions and/or Roth 401(k) Rollover Contributions

Subject to the written consent of the Administration Committee and under the conditions described in this Section, the Trustee is authorized to accept, and an Eligible Employee may make a direct Rollover Contribution, direct After-Tax Rollover Contribution and/or direct Roth 401(k) Rollover Contribution in cash to the Plan of an eligible rollover distribution from:

(i)                                     a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions and Roth 401(k) contributions.

(ii)                                  an annuity contract or custodial account described in Section 403(b) of the Code, excluding after-tax employee contributions.

(iii)                               an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

Notwithstanding the above, property in the form of a note representing a participant loan may be directly rolled over to this Plan, and shall be considered a loan under the Plan provided said note represents a participant loan from a Plan maintained by an Affiliated Company pursuant to a written inter-company agreement.

(b)                                 Trustee Authorized to Accept Indirect Rollover Contributions

Subject to the written consent of the Administration Committee and under the conditions described in this Section, the Trustee is authorized to accept, and an Eligible Employee may make a Rollover Contribution in cash to the Plan of an eligible rollover distribution from:

(i)                                     a qualified plan described in Section 401(a) or 403(a) of the Code.

(ii)                                  an annuity contract or custodial account described in Section 403(b) of the Code.

(iii)                               an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

In addition, the Trustee is authorized to accept, and an Eligible Employee may make a Rollover Contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

For purposes of this Section 4.5, any Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution to the Plan must meet the requirements of Section 402(c), Section 403(a)(4) or Section 408(d)(3)(A) of the Code (including the requirement that the Rollover Contribution be made no later than 60 days after the day on which the Eligible Employee received the payment or distribution from the other plan or account), and can only be made with the consent of the Administration Committee and Trustee.  The Administration Committee and Trustee may require the Eligible Employee to furnish any relevant information and to make any reasonable representations concerning the distribution from the prior plan or account before deciding whether to accept a Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution from him or her.  Rollover Contributions, After-Tax Rollover Contributions and/or Roth 401(k) Rollover Contributions shall be credited to separate accounts in the name of the Eligible Employee.  Accumulated deductible employee contributions within the meaning of Code Section 72(o)(5) may not be rolled over to this Plan.  In the event that a contribution (or any portion) purported to be a Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution does not qualify as a Rollover Contribution, After-Tax Rollover Contribution and/or Roth 401(k) Rollover Contribution, the contribution (or the non qualifying portion) will be returned to the Eligible Employee and shall be deemed to be held outside of the Trust Fund.

(c)                                  Trustee Authorized to Accept Direct Transfer

The Trustee may accept, with the express written approval of the Administration Committee, a direct transfer of funds to a Participant’s Rollover Contribution Account,

After-Tax Rollover Contribution Account and/or Roth 401(k) Rollover Contribution Account hereunder from the trustee or insurer with respect to any amount to be distributed from a trust described in Code Section 401(a), which is exempt from taxation under Code Section 501(a), or from the trustee or custodian of an account or annuity described in Code Section 408.  Transfers may be permitted of any assets held in a trust described in Code Section 401(a) and exempt from taxation under Code Section 501(a), including transfers on behalf of an alternate payee under a qualified domestic relations order.  Property in the form of a note representing a participant loan may be transferred to this Plan, and shall be considered a loan under the Plan provided said note represents a participant loan from a Plan maintained by an Affiliated Company.  No direct transfer may be made if in the opinion of the Administration Committee such a transfer may adversely affect the exempt status of the Trust under Code Section 501(a).  As a condition of the transfer, the Administration Committee may require the Participant to provide such information as it may determine to be relevant.

4.6                               Company Stock Contribution

The Participating Company employing a Participant shall contribute a Company Stock Contribution to the Trustee, at least annually, in an amount equal to one percent (1%) of such Participant’s Compensation for such payroll periods that the Eligible Employee is an eligible Participant.

Company Stock Contributions made pursuant to this Section 4.6 shall be invested by the Trustee in the Company Stock Fund, subject to a Participant’s right to diversify investments under the provisions of Section 6.3 and shall be vested in accordance with the provisions of Article 7.

4.7                               Contributions by Company on Behalf of Participating Company

Contributions by the Company shall include contributions on behalf of the Participating Companies.  Each Participating Company on behalf of which such contribution is made shall be charged an amount equal to such Participating Company’s allocable obligation hereunder.  If, and to the extent that a Participating Company is prevented from paying its allocable share of a contribution, the amount of the contribution which such Participating Company is so prevented from paying shall be paid by only such other Participating Companies as are includable corporations with such Participating Company under Section 1504 of the Code.

4.8                               Contributions, Benefits and Service Credit with Respect to Qualified Military Service

Contributions, benefits and service credit with respect to qualified military leave will be provided in accordance with Code Section 414(u).  Notwithstanding anything herein to the contrary, the obligation to make participant loan repayments will be suspended under this Plan for any period during which an employee is performing service in the uniformed services, whether or not qualified military service, as permitted under Code Section 414(u)(4).

4.9                               Catch-up Contributions and Roth Catch-up Contributions

For the purpose of crediting the Elective Contribution Account and/or Roth 401(k) Contribution Account of a Participant who has attained age 50 or who will attain age 50 during the taxable year, the Participating Company shall contribute such amount as the Participant may elect to defer and have contributed to the Plan.  In addition, a Participant shall be treated as having elected to have Catch-up Contributions or Roth Catch-up Contributions made to the extent that his Elective Contributions and/or Roth 401(k) Contributions exceed the limits imposed by the Plan or the Code for the Plan Year.  A Participant’s Catch-up Contributions and Roth Catch-up Contributions for a Plan Year shall not exceed (i) the excess of the Participant’s Testing Compensation over Elective Contributions under Section 4.1 and Roth 401(k) Contributions under Section 4.2 or (ii) the dollar amount set forth in Section 414(v) of the Code for the Plan Year, as adjusted pursuant to Section 414(v)(2)(C) of the Code, whichever is less; provided that under no circumstances will the total of a Participant’s Elective Contributions, Catch-up Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions and Voluntary Contributions exceed one-hundred percent (100%) of the Participant’s Compensation reduced by any other required or elective withholdings per payroll period.

The Participant may designate all or any portion of his Catch-up Contributions for the year as Roth Catch-up Contributions.  Designation of a Catch-up Contribution as a Roth Catch-up Contribution is irrevocable.

Such Catch-up Contributions and Roth Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions and Roth Catch-up Contributions.

ARTICLE 5
LIMITATIONS ON CONTRIBUTIONS

5.1                               Limitations on Elective Contributions and Roth 401(k) Contributions

The following limitations on Elective Contributions and Roth 401(k) Contributions shall apply:

(a)                                  Maximum Annual Allocation:  For each Plan Year, the annual allocation derived from Elective Contributions to a Participant’s Elective Contribution Account and/or Roth 401(k) Contributions to a Participant’s Roth 401(k) Contribution Account shall satisfy one of the following tests:

(i)                                     the “Actual Deferral Percentage” for Participants who are Highly Compensated Employees shall not be more than the “Actual Deferral Percentage” for Participants who are Non-Highly Compensated Employees multiplied by 1.25, or

(ii)                                  the excess of the “Actual Deferral Percentage” for Participants who are Highly Compensated Employees over the “Actual Deferral Percentage” for Participants who are Non-Highly Compensated Employees shall not be more than two (2) percentage points, and the “Actual Deferral Percentage” for Participants who are Highly Compensated Employees shall not exceed the “Actual Deferral Percentage” for Participants who are Non-Highly Compensated Employees multiplied by two (2).

For purposes of applying the above, the Administration Committee shall base the “Actual Deferral Percentage” of Highly Compensated Employees on the deferrals made by Non-Highly Compensated Employees for the Plan Year that is being tested.

(b)                                 For purposes of this Section 5.1, Highly Compensated Employees and Non-Highly Compensated Employees shall include any Eligible Employees eligible to make a deferral election pursuant to Section 4.1, whether or not such deferral election is made.

(c)                                  For purposes of this Section 5.1, if two (2) or more plans which include cash or deferred arrangements are considered one (1) plan for purposes of Code Sections 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one (1) arrangement.

(d)                                 For the purposes of this Section 5.1, if a Participant who is a Highly Compensated Employee is a Participant under two (2) or more cash or deferred arrangements of an Affiliated Company, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage for such Participant, except in the case of a plan which may not be aggregated with this Plan for this purpose under Section 401(k) of the Code and the Treasury Regulations thereunder.

(e)                                  The Administration Committee shall prescribe rules to be applied by a Participating Company in limiting, prospectively, the Elective Contributions and/or Roth 401(k) Contributions which may be made on behalf of Participants who are Highly Compensated Employees so that the limitations of this Section are satisfied.  A Participating Company may make adjustments to a Participant’s Elective Contributions and/or Roth 401(k) Contributions based on reasonable estimates of Participants’ Compensation for the Plan Year.  A Participant who has filed an election to make Elective Contributions and/or Roth 401(k) Contributions, which may not be fully followed by a Participating Company due to adjustments hereunder, shall be notified of such fact within a reasonable period of time.

(f)                                    Elective Contributions and/or Roth 401(k) Contributions will be reduced to the extent necessary, as determined by the Administration Committee, to comply with the nondiscrimination limitations described in this Section.  The Administration Committee shall first disallow or restrict future contributions on behalf of affected Participants.  If that is not sufficient, then Excess Contributions shall be distributed in accordance with Code Section 401(k)(8)(C) to the extent attributable to Elective Contributions and/or Roth 401(k) Contributions to Highly Compensated Employees on the basis of the respective portion of the excess amount attributable to each of them or, alternatively, may be recharacterized as Voluntary Contributions under this Plan.  For purposes hereof, “Excess Contributions” means the excess of the aggregate amount of Elective Contributions and/or Roth 401(k) Contributions made on behalf of a Highly Compensated Employee for a Plan Year over the maximum amount of such contributions permitted under the limitations of Code Section 401(k)(3)(A)(ii).  Excess Contributions are determined by first establishing how much the actual deferral ratio (“ADR”) of the Highly Compensated Employee with the highest ADR would have to be reduced to satisfy the ADP test or cause such ratio to equal the ADR of the Highly Compensated Employee with the next highest ratio.  This process is repeated until the ADP test would be satisfied.  The amount of Excess Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation.  The identity of the Highly Compensated Employees subject to distribution (or re-characterization) of Excess Contributions will be determined using the “dollar leveling method” starting with the Highly Compensated Employee with the greatest dollar amount of Roth, elective and other contributions treated as elective contributions for the Plan Year until the amount of Excess Contributions has been accounted for.

The amount designated by a Highly Compensated Employee and paid to his or her Elective Contribution Account and/or Roth 401(k) Contribution Account but which is subject to the reduction referred to in the preceding paragraph (plus any income and minus any loss attributable thereto) shall be designated as an Excess Contribution and the Administration Committee shall cause the same to be paid to the Participant as soon as practicable if not recharacterized as Voluntary Contributions.  Any such distribution with respect to a Participant for a Plan Year shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within the Plan Year in which the Excess Contribution arose.  In allocating income or losses to Excess Contributions, the Administration Committee may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.  Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution.  However, for Plan Years beginning on or after January 1, 2006 and prior to January 1, 2008, income or losses shall be allocated for the period between the end of the Plan Year and the date of distribution in a manner consistent with the Treasury Regulations under Code Section 401(k).  For purposes of this Section, “Excess Deferrals” means amounts in excess of the dollar limitation of Code Section 402(g), as adjusted for increases in such limitation as provided by Code Section 402(g)(4) except to the extent permitted under Code Section 414(v) and provisions of Section 4.9, if applicable.  Match Contributions shall not be made with respect to Excess Contributions and, to the extent previously made, will be forfeited.

Without limiting the foregoing, the Administration Committee shall also have the power to redesignate any Excess Contribution as a Voluntary Contribution.

The Administration Committee will use its best efforts to distribute Excess Contributions (plus any income and minus any loss thereon) no later than two and one-half (2½) months after the end of the Plan Year of the contribution, and in no event shall the distribution or forfeiture occur later than twelve (12) months after the end of the Plan Year of the deferral or contribution.  A distribution of Excess Contributions must be made after the Plan Year in which the excess amounts were contributed.  Distributions under this Section may be made without the consent of the Participant or the Participant’s spouse.  No liability shall result to any Participating Company from the Participant’s loss of any deferral of taxation for federal or state income purposes, or for interest on any amounts subject to pay reduction elections returned under these provisions.

The Administration Committee may apply the mathematical nondiscrimination tests and determine the extent of the reduction as of any dates during the Plan Year, based on the available facts and any reasonable projections.  The Administration Committee may adopt such policies as it deems reasonable and equitable to restrict the deferral elections of Highly

Compensated Employees during Plan Years in which Elective Contributions and/or Roth 401(k) Contributions are likely to be reduced under this Section.

If the Administration Committee has previously determined that a reduction of contributions for the Plan Year is necessary, a Highly Compensated Employee who is eligible to participate may not designate or contribute an Elective Contribution and/or Roth 401(k) Contribution (on an annualized basis) in an amount that is greater than the projected annual contribution amount for Highly Compensated Employees as determined by the Administration Committee at that time, after giving effect to the mandated reduction.

(g)                                 The Administration Committee shall, to the extent practical, disallow or restrict Elective Contributions and/or Roth 401(k) Contributions to the extent necessary to comply with the dollar limitation of Code Section 402(g) (as adjusted), except to the extent permitted under Code Section 414(v) and provisions of Section 4.9, if applicable.

Notwithstanding the above, the amount designated as an Excess Deferral shall be distributed to the Participant as soon as practicable.  Any such distribution with respect to a Participant for a Plan Year shall be reduced by the amount of any Excess Contributions previously distributed to such Participant for the Participant’s taxable year ending with or within the Plan Year in which the Excess Deferral arose.  The income allocable to excess deferrals is equal to the sum of the allocable gain or loss for the taxable year of the individual and the allocable gain or loss for the period between the end of the taxable year and the date of distribution.  In allocating income or losses to Excess Deferrals, the Administration Committee may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.  Match Contributions shall not be made on account of Excess Deferrals and, to the extent previously made, shall be forfeited.

The Administration Committee will use reasonable efforts to distribute Excess Deferrals (plus any income and minus any loss thereon) to a Participant no later than April 15th following the close of the taxable year in which the Excess Deferral occurred.  Distributions under this Section may be made without the consent of the Participant or the Participant’s spouse.  No liability shall result to any Participating Company from the Participant’s loss of any deferral of taxation for federal or state income purposes, or for interest on any amounts subject to pay reduction elections returned under these provisions.

If a Participant notifies the Company by the March 1 following a calendar year that the Elective Contributions and/or Roth 401(k) Contributions for the calendar year together with all other “elective deferrals” made by the Participant for the calendar year exceeds the applicable annual dollar limitation determined by the Secretary of the Treasury under Section 402(g) of the Code, then the amount of Excess Deferrals which the Participant in such notification allocates to this Plan shall be paid to the Participant (together with any income allocable thereto) by the April 15 following the end of such calendar year, and any Match Contributions and income allocable thereto which would have been made or credited, or were made or credited, as a result of the Excess Deferrals paid to a Participant pursuant to this Section shall not be made or credited or, if already made or credited, shall be forfeited at the end of the Plan Year for which such Match Contributions were, or would have been made and used by the

Company to satisfy its obligation to make Match Contributions on behalf of other Participants for such Plan Year or, to the extent of any excess, in subsequent Plan Years.  Any amounts paid to a Participant under this Section shall be treated as compensation for the calendar year in which such Elective Contributions and/or Roth 401(k) Contributions were made and shall be subject to federal income and other tax withholding by the Company on the same basis as other compensation paid to the Participant by the Company (provided, however, that allocable earnings are taxable in the year of distribution).

5.2                               Limitations on Fixed and Variable Match Contributions and Voluntary Contributions

The following limitations on Fixed and Variable Match Contributions and Voluntary Contributions shall apply:

(a)                                  Maximum Annual Allocation:  For each Plan Year, the annual allocation derived from Fixed and Variable Match Contributions and Voluntary Contributions allocated to a Participant’s Fixed and Variable Match Contribution Accounts and Voluntary Contribution Account shall satisfy one of the following tests:

(i)                                     the “Actual Contribution Percentage” for Participants who are Highly Compensated Employees shall not be more than the “Actual Contribution Percentage” for Participants who are Non-Highly Compensated Employees multiplied by 1.25, or

(ii)                                  the excess of the “Actual Contribution Percentage” for Participants who are Highly Compensated Employees over the “Actual Contribution Percentage” for Participants who are Non-Highly Compensated Employees shall not be more than two (2) percentage points, and the “Actual Contribution Percentage” for the Participants who are Highly Compensated Employees shall not exceed the “Actual Contribution Percentage” for Participants who are Non-Highly Compensated Employees multiplied by two (2).

For purposes of applying the above, the Administration Committee shall base the “Actual Contribution Percentage” of Highly Compensated Employees on the contributions made by or on behalf of Non-Highly Compensated Employees for the Plan Year that is being tested.

(b)                                 For purposes of this Section 5.2, if two (2) or more plans which include Code Section 401(m) arrangements are considered one (1) plan for purposes of Code Sections 401(a)(4) or 410(b), the Code Section 401(m) arrangements included in such plans shall be treated as one (1) arrangement.

(c)                                  For the purposes of this Section 5.2, if a Participant who is a Highly Compensated Employee is a Participant under two (2) or more Code Section 401(m) arrangements of an Affiliated Company, all such Code Section 401(m) arrangements shall be treated as one (1) 401(m) arrangement for the purpose of determining the Actual Contribution Percentage with respect to such Participant, except in the case of a plan which may not be aggregated with this Plan for this purpose under Section 401(m) of the Code and the Treasury Regulations thereunder.

(d)           If neither of the tests described in Section 5.2(a) are met for a Plan Year, the Administration Committee shall identify, in accordance with Code Section 401(m) and the Treasury Regulations thereunder, the Highly Compensated Employee(s) whose Fixed and Variable Match Contributions and Voluntary Contributions cause such tests not to be met, as well as the amount of such contributions for each such Eligible Employee that caused the tests not to be met (“Excess Aggregate Contributions”).  For purposes hereof, “Excess Aggregate Contributions” means the excess of the aggregate amount of Fixed and Variable Match Contributions and Voluntary Contributions made on behalf of a Highly Compensated Employee for a Plan Year over the maximum amount of such contributions permitted under the limitations of Code Section 401(m)(2)(A).  Excess Aggregate Contributions are determined by first establishing how much the actual contribution ratio (“ACR”) of the Highly Compensated Employee with the highest ACR would have to be reduced to satisfy the ACP test or cause such ratio to equal the ACR of the Highly Compensated Employee with the next highest ratio.  This process is repeated until the ACP test would be satisfied.  The amount of Excess Aggregate Contributions is equal to the sum of these hypothetical reductions multiplied, in each case, by the Highly Compensated Employee’s compensation.

Fixed and Variable Match Contributions and Voluntary Contributions will be reduced only to the extent necessary, in the judgment of the Administration Committee, to comply with the nondiscrimination limitation described in Section 5.2(a).  Excess Aggregate Contributions shall be distributed in accordance with Code Section 401(m)(6)(C) to the extent attributable to Fixed and Variable Match Contributions and Voluntary Contributions to Highly Compensated Employees on the basis of the respective portion of the excess amount attributable to each of them.  Determination of the amount of Excess Aggregate Contributions shall be made after first determining the amount of any Excess Contributions.  The distribution of Excess Aggregate Contributions shall be made on the basis of the respective amounts attributable to each Highly Compensated Employee.  The Highly Compensated Employees subject to actual distribution are determined using the “dollar leveling method” starting with the Highly Compensated Employee with the greatest dollar amount of such contributions for the Plan Year and continuing until the amount of the Excess Aggregate Contributions has been accounted for.

The amount of any Fixed and Variable Match Contribution or Voluntary Contribution on behalf of a Highly Compensated Employee that is subject to the reduction referred to in the preceding sentences (plus any income and minus any loss allocable thereto) shall be designated as an Excess Aggregate Contribution and the Administration Committee shall cause the same to be paid to the Participant as soon as practicable.  In allocating income or losses attributable to Excess Aggregate Contributions, the Administration Committee may use any reasonable method otherwise used by the Plan for allocating gains, earnings and losses to Participants’ Accounts generally, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year.  Income or losses shall not be allocated for the period between the end of the Plan Year and the date of distribution.  However, for Plan Years beginning on or after January 1, 2006 and prior to January 1, 2008, income or losses shall be allocated for the period between the end of the Plan Year and the date of distribution in a manner consistent with the Treasury Regulations under Code Section 401(m).

Any Elective Contributions and/or Roth 401(k) Contributions recharacterized as Voluntary Contributions in order to satisfy the nondiscrimination test of Section 5.1 hereof shall be subject to the nondiscrimination test set forth in Section 5.2(a).  Determination of the amount of Excess Aggregate Contributions resulting from application of the foregoing test may be made only after determining the Excess Contributions to be recharacterized as Voluntary Contributions for the Plan Year.

The Administration Committee will use reasonable efforts to distribute Excess Aggregate Contributions (plus any income and minus any loss thereon) no later than two and one-half (2½) months after the end of the Plan Year of the contribution, and in no event shall the distribution or forfeiture occur later than twelve (12) months after the end of the Plan Year of the deferral or contribution.  A distribution of Excess Aggregate Contributions must be made after the Plan Year in which the excess amounts were contributed.  Distributions under this Section may be made without the consent of the Participant or the Participant’s spouse.  No liability to any Participating Company shall result from the Participant’s loss of any deferral of taxation for federal or state income purposes, or for interest on any amounts subject to pay reduction elections returned under these provisions.

The Administration Committee may apply the mathematical nondiscrimination tests and determine the extent of the reduction as of any dates during the Plan Year, based on the then available facts and any reasonable projections and, based on such facts and projections, restrict future Voluntary Contributions.  The Administration Committee may adopt such policies as it deems reasonable and equitable to restrict the Voluntary Contribution elections of Highly Compensated Employees during Plan Years in which Voluntary Contributions are likely to be reduced under this Section.

5.3          Limitations to Deductibility

In no event may the total amount of contributions of any type made by the Participating Companies under this Plan or any other plan(s) maintained by the Participating Companies exceed the maximum amount allowable as a deduction in computing the taxable income of the Participating Companies for federal income tax purposes.  In the event such maximum deduction limit would otherwise be exceeded, the Administration Committee shall prescribe rules for reducing or restricting contributions under this Plan and any other plan(s) maintained by the Participating Companies.

5.4          Limitations on Annual Additions

(a)           Except to the extent permitted under Section 4.9 of the Plan and Section 414(v) of the Code, if applicable, the annual addition (as hereinafter defined) that may be contributed or allocated to a Participant’s Accounts under the Plan for any limitation year shall not exceed the lesser of:

(i)            $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(ii)           one hundred percent (100%) of the Participant’s 415 Compensation for the limitation year.

The 415 Compensation limit referred to in (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of

Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

The limitation year shall be the calendar year.  For purposes of the limits set forth in this Section, the definition of “Affiliated Companies” shall be modified in accordance with Section 415(h) of the Code.

As used herein, except as otherwise provided, the term “annual addition” for a limitation year means the aggregate:

(i)            employer contributions;

(ii)           employee contributions other than catch-up contributions and Roth catch-up contributions;

(iii)          forfeitures;

(iv)          amounts allocated to an individual medical account (as defined in Section 415(l)(2) of the Code) which is part of a pension or annuity plan maintained by an Affiliated Company, and amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by an Affiliated Company; and

(v)           allocations under a simplified employee pension credited to a Participant for the limitation year.

For this purpose, any excess amount applied under Section 5.4(c) in the limitation year to reduce employer contributions will be considered an annual addition for such limitation year.  In addition, Excess Contributions and Excess Aggregate Contributions distributed pursuant to the provisions of the Plan will be considered annual additions.  However, Elective Contributions and Roth 401(k) Contributions distributed in accordance with the last paragraph of this Section shall not be considered annual additions.

(b)           If a Participant is or ever has been a participant in one or more additional defined contribution plan(s), welfare benefit fund(s) (as defined in Section 419(e) of the Code), individual medical account(s) (as defined in Section 415(l)(2) of the Code), or simplified employee pension(s) (as defined in Section 408(k) of the Code) maintained by an Affiliated Company, annual additions under this Plan and such other plan or plans shall in the aggregate be limited as described in Section 5.4(a) of this Section 5.4, with reductions being made first to this Plan in accordance with Section 5.4(c).

(c)           If it becomes necessary for any limitation year to reduce annual additions with respect to a Participant, any excess annual additions under this Plan shall be reduced as follows before any annual additions under any other defined contribution plan shall be reduced:

(i)            First, a Participant’s Profit Sharing Contributions, to the extent they constitute excess annual additions, shall be reduced to the extent necessary to reduce excess annual additions to zero;

(ii)           Second, a Participant’s Voluntary Contributions, to the extent they constitute excess annual additions, shall be refunded to the Participant to the extent necessary to reduce excess annual additions to zero.  Income attributable to Voluntary Contributions shall also be distributed to the Participant on a “last in first out” (LIFO) basis;

(iii)          Third, a Participant’s Elective Contributions, to the extent they constitute excess annual additions, shall be refunded to the Participant to the extent necessary to reduce excess annual additions to zero.  Income attributable to Elective Contributions shall also be distributed to the Participant on a “last in first out” (LIFO) basis;

(iv)          Fourth, a Participant’s Roth 401(k) Contributions, to the extent they constitute excess annual additions, shall be refunded to the Participant to the extent necessary to reduce excess annual additions to zero.  Income attributable to Roth 401(k) Contributions shall also be distributed to the Participant on a “last in first out” (LIFO) basis;

(v)           Fifth, a Participant’s Fixed Match Contributions, to the extent they constitute excess annual additions, shall be reduced to the extent necessary to reduce excess annual additions to zero;

(vi)          Sixth, a Participant’s Variable Match Contributions, to the extent they constitute excess annual additions, shall be reduced to the extent necessary to reduce excess annual additions to zero; and

(vii)         Seventh, a Participant’s Company Stock Contributions, to the extent they constitute excess annual additions, shall be reduced to the extent necessary to reduce excess annual additions to zero.

Excess amounts not refunded to a Participant shall be transferred and held in an unallocated suspense account.  Amounts held in such suspense account shall not participate in allocations of the Trust Fund’s investment gains and losses, and shall be allocated and reallocated among Participants in the next limitation year and in each succeeding limitation year, as necessary, before any employer or employee contributions may be made to the Plan for that limitation year.  The allocation and reallocation shall be allocated and applied in the following order of priority:  (1) as Company Stock Contributions; (2) as Fixed Match Contributions; (3) as Variable Match Contributions; and, finally (4) as Profit Sharing Contributions.  If, after such reductions, there remain excess annual additions, annual additions under other Company sponsored defined contribution plans shall be reduced in accordance with the provisions of such plan(s).

Notwithstanding the above provisions of this Section, if the limitations of this Section would be exceeded as a result of the allocation of forfeitures; a reasonable error in estimating a Participant’s annual compensation; a reasonable error in determining the amount of Elective Contributions and Roth 401(k) Contributions under Section 402(g)(3) of the Code that may be made with respect to any individual under the limits of Section 415 of the Code; or other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justify the applicability of this paragraph, then the Elective Contributions and Roth 401(k) Contributions (together with income attributable to such contributions) shall be distributed to such person to the extent the distribution reduces the annual addition to eliminate such excess (to the extent such contributions cannot be recharacterized as Catch-up Contributions or Roth Catch-up Contributions).  Any amount so distributed or recharacterized shall be disregarded for purposes of calculating such person’s Actual Deferral Percentage or Excess Deferrals.

ARTICLE 6
INVESTMENTS AND ACCOUNTING

6.1          Assets Held in Trust

All contributions to the Trust Fund established in connection with the Plan, and all income or other property derived therefrom, shall be held and administered by the Trustee, in trust, in accordance with the provisions of the Trust Agreement established in connection with the Plan.

6.2          Investment Options

(a)           Company Stock Fund; Other Funds.  The Trust Fund shall consist in part of the Company Stock Fund.  The “Company Stock Fund” shall be a unitized fund, the assets of which shall at all times be invested exclusively in Company Stock plus, to such limited extent as is determined to be necessary to meet liquidity needs, cash, cash equivalents or similar liquid investments.  In addition, the Trust Fund shall consist in part of the American Express Company Stock Fund (the “American Express Company Stock Fund”).  The American Express Company Stock Fund shall hold American Express Company common stock received as a result of the spin off of the portion of the ISP covering Company Participants, alternate payees and beneficiaries.  Amounts held thereunder may be sold at the direction of the Participant, beneficiary or alternate payee at any time but the American Express Company Stock Fund shall not receive additional contributions.  The American Express Company Stock Fund shall be a unitized fund, the assets of which shall at all times be invested exclusively in American Express Company common stock plus, to such limited extent as is determined to be necessary to meet liquidity needs, cash, cash equivalents or similar liquid investments.  The American Express Company Stock Fund shall be liquidated as soon as administratively practicable eighteen (18) months following the date of distribution.  Upon liquidation, amounts held shall be invested in the Plan’s default investment fund.

(b)           Discretionary Funds.  The Trust Fund shall consist in part of such funds as the Investment Committee may from time to time establish (the “Discretionary Funds”); provided, however, that the Investment Committee shall not have the discretion to establish a fund that invests primarily in the stock of the Company or the American Express Company.  The Investment Committee may, at any time and from time to time, establish and/or remove one or more separate Discretionary Funds.  Each Discretionary Fund shall, while existing as part of the Trust Fund, be subject to all of the Trust Fund provisions.  The total of such separate Investment

Funds established by the Investment Committee and existing at any time, plus such funds as described in Section 6.2(a) above, shall comprise the total Trust Fund attributable to Plan Accounts.  In addition, the Investment Committee may permit Participants, alternate payees and beneficiaries to direct the investment of all or a portion of their Accounts into mutual funds available through a so-called “brokerage window” or similar program (a “brokerage investment option”).  If a brokerage investment option is made available, then except with respect to such funds as described in Section 6.2(a) above, it shall be treated for purposes of the Plan as a Discretionary Fund, except that references hereunder to Discretionary Funds, insofar as they pertain to Trust Fund-level accounting and activity, shall be deemed modified (as they relate to any brokerage investment option) to reflect the fact that such option does not involve a commingling of investments, that each Participant, alternate payee or beneficiary may have a different selection of investments thereunder, and that a Participant, alternate payee or beneficiary may elect transfers within such option as well as between such option and other Investment Funds.  Any brokerage investment option shall be subject to such additional rules as the Investment Committee may prescribe or as shall be set forth in the Trust Agreement.  Notwithstanding anything herein to the contrary, American Express Company common stock held in the American Express Company Stock Fund may be transferred to and held under the brokerage investment option.

(c)           Transfers Among Investment Funds.  Subject to Section 6.3, each Participant, alternate payee or beneficiary having an interest in the Trust Fund shall be authorized to transfer assets allocated to him or her from one separate Investment Fund to another, and to allocate future contributions to any separate Investment Fund; provided, however, that the Administration Committee may impose reasonable conditions on such transfers in order to address market timing, excessive trading or other administrative concerns.

6.3          Investment Directions

Pursuant to such administrative procedures as the Administration Committee or Investment Committee may implement, all contributions hereunder made by or on behalf of a Participant shall be invested by the Trustee in one or more of the investment options authorized pursuant to Section 6.2 in such proportions as the Participant, alternate payee or beneficiary may direct, except to extent described in Section 17.6.  The Investment Committee shall designate an Investment Fund for the Trustee to invest all contributions for which a Participant, alternate payee or beneficiary fails to provide investment directions to the Trustee, except to the extent otherwise required by the Plan to be invested in Company Stock.  To the extent that a Participant, alternate payee or beneficiary is entitled to direct the Trustee as to the investment of all or a portion of his or her Account among the Investment Funds available under the Plan, or as to the exercise of voting, tender, or other rights appurtenant to the ownership of securities attributable to his or her Account, the Participant, alternate payee or beneficiary shall be acting as a “named fiduciary” within the meaning of Section 403(a)(1) of ERISA.  Notwithstanding anything in the Plan to the contrary, if, by reason of the Participant, alternate payee or beneficiary’s exercise of independent control over the assets in his or her Account, a particular transaction satisfies the requirements for relief under Section 404(c) of ERISA, such individual shall not be deemed to be a fiduciary, named or otherwise, with respect to such transaction, and no other person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, that results from the individual’s exercise of independent control pursuant to such transaction.

6.4          Income and Expenses of a Fund

Income on the investments in an Investment Fund shall be reinvested by the Trustee in the same Investment Fund.  Brokerage commissions, transfer or other taxes, and other charges and expenses which are incurred in connection with the investments of a pooled investment shall be ratably charged to such pooled investment except to the extent paid by a Participating Company.  Fees, commissions, and other charges and expenses which are attributable to the Trust as a whole shall be allocated among the Investment Funds in accordance with a uniform policy established by the Trustee.

6.5          Separate Accounting

The Committee shall maintain such necessary sub-accounts as may be required to account for all contributions made and allocated hereunder.

6.6          Valuation of Investment Funds

As of each Valuation Date, the Trustee shall determine, in accordance with a method consistently followed and uniformly applied, the fair market value of each Investment Fund then held under the Plan.  Periodically, the Trustee shall advise the Investment Committee of the value.

6.7          Short-Term Investments

The Trustee may temporarily hold contributions made hereunder in cash, in any short-term Investment Fund maintained by the Trustee as approved from time to time by the Investment Committee.

6.8          Effect of Participant Loans

Pursuant to Section 9.6, a designated Participant may borrow from his or her Account(s), and in such event the loan shall be deemed to be a separate investment held for the Participant.  Any amount borrowed by a Participant shall reduce the Participant’s interest in the investments in which his or her Account(s) are invested.  Payments (principal and interest) made by the Participant with respect to a loan will be invested in accordance with the Participant’s existing investment directions for his or her Account(s) under the Plan.

6.9          Voting of Company Stock and Other Securities

The voting of Company Stock and other securities shall be determined in accordance with the provisions of the Trust Agreement.

6.10        Purchase of Common Shares

Unless specifically directed by the Investment Committee, common shares of the Company may be purchased by the Trustee for the Company Stock Fund in the open market, or if the Investment Committee so directs, may be purchased directly from the Company.  If common shares are purchased directly from the Company, the Trust Fund will pay no more than fair market value for such shares, as determined by the Investment Committee in accordance with rules and procedures established hereunder.

ARTICLE 7
VESTING AND ALLOCATION OF FORFEITURES

7.1          Vesting of Elective Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, Fixed Match Contributions, Variable Match Contributions, Company Matching (Pre-07) Contributions, Voluntary Contributions, Company Stock Contributions, Company Stock (Pre-07) Contributions, Service Related Contributions, Restricted Matching Contributions, Unrestricted Matching Contributions, Rollover Contributions, After-Tax Rollover Contributions, Roth 401(k) Rollover Contributions and SOP Transfer Accounts

All amounts allocated to the Accounts of Participants that are attributable to Elective Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, Voluntary Contributions, Company Matching (Pre-07) Contributions, Company Stock (Pre-07) Contributions, Rollover Contributions, After-Tax Rollover Contributions, Roth 401(k) Rollover Contributions and SOP Transfer Accounts shall be one hundred percent (100%) vested.

All amounts allocated to the Accounts of Participants that are attributable to Fixed Match Contributions, Variable Match Contributions and Company Stock Contributions shall be vested in accordance with the following schedule:

Years of Service	Percentage

Less than one	0
At least one but less than two	20
At least two but less than three	40
At least three but less than four	60
At least four but less than five	80
Five or more	100

7.2          One Hundred Percent (100%) Vesting Upon Retirement, Disability or Death

If an active Participant’s participation in the Plan is terminated as a result of his or her Retirement or Disability under the conditions described in this Section 7.2 or as a result of the Participant’s death, the full amount credited to his or her Account on the Valuation Date coincident with or next following such Retirement, Disability or death shall become one hundred percent (100%) vested and payable to him or her, or his or her beneficiary.  The conditions of this Section 7.2 are as follows:

(a)           Retirement.  Retirement means the attainment of age sixty-five (65) by a Participant.

(b)           Disability.  Disability or Disabled means a physical or mental condition that renders the Participant eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended.  As proof of Disability, the Participant must provide the official written determination of Disability by the Social Security Administration to the Administration Committee.  Notwithstanding the foregoing, no Participant will be considered to have a Disability unless an official Social Security determination is received by the Administration Committee within two (2) years after the Participant’s last day of eligibility for coverage under the Company’s separate salary continuation benefit.

7.3          Vesting of Company Profit Sharing Contribution Accounts and Allocation of Forfeited Amounts

(a)           Subject to Section 7.2, the vested portion of a Participant’s Account attributable to Company Profit Sharing Contributions shall be determined in accordance with the following schedule:

Years of Service	Vested Percentage
Less than five (5)	0%
Five (5) or more	100%

Notwithstanding the foregoing, the Compensation and Benefits Committee of the Board (“CBC”) or its duly appointed delegate, is authorized to accelerate the vesting schedule applicable to such nondiscriminatory Participant group(s) as the CBC or its delegate shall deem appropriate in its discretion.

(b)           Upon termination of employment for any reason other than Retirement, Disability or death, the non-vested amounts allocated to a Participant’s Account shall be treated and disposed of as follows:

(i)            Cash-out of Certain Participants.  If the value of the vested portion of such Participant’s Account does not exceed $1,000, the Participant shall receive a single lump sum distribution of the entire vested portion of such Account and the portion which is not vested shall be treated as a forfeiture at the time the distribution is made to the Participant.  Forfeited amounts shall be used to reduce Company contributions under the allocation provisions of Article 4 in the following order:  (A) Variable Match Contributions, (B) Fixed Match Contributions, and (C) Company Stock Contributions.  For purposes of this Section, if the value of the vested portion of a Participant’s Account is zero (0), the Participant shall be deemed to have received a distribution of such vested Account.  Under no circumstances shall a distribution which occurs pursuant to this Section occur later than the close of the second Plan Year following the Plan Year in which the Eligible Employee’s Termination Date occurs.

(ii)           Participants who Elect to Receive Distributions.  If such Participant elects to receive a distribution, in accordance with Article Eight, of the value of the vested portion of his or her Account derived from all contributions, the portion which is not vested shall be treated as a forfeiture at the time the distribution is made to the Participant.  Forfeited amounts shall be used to reduce Company contributions under the allocation provisions of Article 4 in the following order:  (A) Variable Match Contributions, (B) Fixed Match Contributions, and (C) Company Stock Contributions.

(iii)          If such Participant resumes employment covered under this Plan before incurring a Termination Period of five (5) consecutive years or more, the amount of forfeiture shall be restored to the Participant’s Account upon resumption of covered employment by the Participant as soon as administratively practicable.  Restoration of forfeitures hereunder shall come first from any unallocated forfeiture amounts and, secondly, from Company Contributions.

(iv)          Participants Who Do Not Receive Distributions.  If such Participant does not receive a distribution, the value of the portion of the Participant’s Account which is non-vested will remain in the Account of the Participant until such time as the Participant has incurred a Termination Period consisting of five (5) consecutive one year periods, at which time the non-vested portion will be forfeited and used to reduce Company contributions under the allocation provisions of Article 4 in the following order:  (A) Variable Match Contributions, (B) Fixed Match Contributions, and (C) Company Stock Contributions.

(v)           If the forfeited portion of a Participant’s Account is restored as provided in Section 7.3(b)(iii), the amount allocated to a Participant’s Account which is attributable to Company Profit Sharing Contributions made prior to such Participant’s Termination Period shall become vested in the Participant in accordance with the provisions of Section 7.3(a).

7.4          Vesting After Transfer

Notwithstanding any other provision of the Plan, in the case of a Participant whose interest in the Trust Fund includes a non-vested allocated interest in assets transferred or merged to the Plan pursuant to Section 14.4, such Participant shall become vested in such non-vested amount on the earlier of (a) the date such Participant would have become vested in such amount under the terms of the plan from which such assets were transferred, had service with the Participating Company been credited under such plan, or (b) the date such Participant would become vested in such amount under the terms of this Plan.

7.5          Top Heavy Minimum Vesting Schedule

Notwithstanding the vesting schedule set forth in Section 7.3, in the event the Plan is a Top Heavy Plan as defined in Article Fifteen for a Plan Year, the vested portion of a Participant’s Company Profit Sharing Contribution Account shall be the greater of the schedule set forth in the above provisions of Article 7 hereof or as determined in accordance with the following table:

Years of Service	Vested Percentage
Less than three (3)	0%
Three (3) or more	100%

In addition, the vested portion of a Participant’s other Company contributions shall be the greater of the schedule set forth in the above provisions of Article 7 hereof or as determined in accordance with the following table:

Years of Service	Percentage

Less than two	0
At least two but less than three	20
At least three but less than four	40
At least four but less than five	60
At least five but less than six	80
Six or more	100

If the Plan ceases to be a Top Heavy Plan for a Plan Year, the vested portion of a Participant’s Company contributions will be determined solely by reference to the vesting schedule set forth in the above provisions of Article 7 hereof, except that any vesting which occurs while the Plan is a Top Heavy Plan will not be cut back.  However, if the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of Participant’s non-vested percentage, or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule, each Participant with at least three (3) Years of Service under the provisions set forth herein may elect within a reasonable period after the adoption of the amendment of change to have his or her vested percentage computed under the Plan without regard to such amendment or change.  The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:  (a) sixty (60) days after the amendment is adopted; (b) sixty (60) days after the amendment becomes effective; or (c) sixty (60) days after the Participant is issued written notice of the amendment by the Company.

7.6                               Termination of Plan

Notwithstanding any provision of the Plan to the contrary, if the Plan is terminated or if contributions to the Plan are completely discontinued for a prolonged period, all Accounts shall become or continue to be one hundred percent (100%) vested.  The Trust shall be valued as of the date of such termination or discontinuation and, after crediting any increase or charging any decrease to all Accounts then existing in the manner provided in Article Six, the Trustee shall hold or distribute the full amount then credited to each Account as provided in Article Eight.

ARTICLE 8
DISTRIBUTION OF BENEFITS

8.1                               Distribution Options Upon Retirement or Disability

In addition to the withdrawal provisions of Article 9, if a person ceases to be an active Participant by reason of his or her Retirement or Disability under the conditions described in Section 7.2, the Administration Committee shall direct the Trustee to value his or her interest in the Trust Fund as of the Valuation Date coincident with or next following such event, in the following way:

Lump Sum Distribution.  The payment on such date, as is determined by the Administration Committee, of the value of such interest to such former Participant in a single distribution consisting of (a) cash, or (b) mutual fund shares held under a brokerage investment option (if permitted by the mutual fund and such brokerage investment option), or (c) common shares of the Company or American Express Company, or (d) any combination of the foregoing in such proportions as the Participant may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash.  All distributions shall be made in a single lump sum payment.

8.2                               Commencement of Distributions

Subject to Section 8.7, Participants, alternate payees and beneficiaries shall be entitled to elect payment of benefits under the Plan no later than the sixtieth (60th) day after the latest of the end of the Plan Year in which occurs:

(a)                                  the earlier of his or her Retirement or the date he or she attains age sixty-five (65);

(b)                                 the tenth (10th) anniversary of the date he or she commenced participation in the Plan; or

(c)                                  the date he or she separates from active service as an employee.

Notwithstanding any other provision of the Plan with respect to the time for making a distribution under the Plan, if an individual ceases to be an active Participant, and he or she does not elect a distribution, distribution of such Participant’s entire Account shall automatically be made at his or her required beginning date as defined in Section 8.7.

8.3                               Distribution at Death

If a person ceases to be a Participant by reason of his or her death or if the Trustee holds any unpaid balance of the amount due a former Participant pursuant to Section 8.1 at the death of such former Participant, the Administration Committee shall direct the Trustee to pay such amount or the unpaid balance thereof, determined as of the date of distribution, net any loss or gain, as the case may be, to the Participant’s designated beneficiary, as described in Article Eleven.  Payment shall be made in the form of a lump sum, and must be made no later than the date required under Section 8.7 or, if earlier, the latest date to which the Participant could have deferred distribution if living.

8.4                               Distribution Upon Termination of Employment

A Participant will not be deemed to have terminated employment for purposes of receiving a distribution hereunder unless such Participant has terminated employment with all Affiliated Companies.  Unless a spin-off of Plan assets and liabilities in accordance with Section 414(l) of the Code occurs with respect to such transaction, if a Participating Company exits from a controlled group of corporations as defined in Section 2.6, a Participant employed with such Participating Company shall be considered to have terminated employment for purposes of receiving a distribution.  Distribution upon termination shall be made in a single lump sum payment.

8.5                               Commencement of Distribution Upon Termination of Employment

If a person ceases to be an active Participant in the Plan in accordance with Section 8.4 and is terminated for any reason other than one of those described in Section 8.1 or 8.3, the amount payable to him or her shall be determined by valuing his or her interest in the Trust Fund as of the Valuation Date coincident with or next following the day on which termination of active participation occurred and by applying the vesting and forfeiture provisions of Article Seven.  The amount of the distribution shall be determined by valuing his or her interest in the Trust Fund as of the Valuation Date coincident with or next following the payment date and shall be paid to the Participant in a form consisting of (a) cash, or (b) mutual fund shares held under a brokerage investment option (if permitted by the mutual fund and such brokerage investment option), or (c) common shares of the Company or American Express Company, or (d) any combination of the foregoing in such proportions as the Participant may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of the Participant’s designation, such distribution shall consist only of cash.

Subject to Section 8.7, such distribution may be made following the date of termination of active participation in the Plan as elected by the Participant; provided, however, that if the vested portion of the amount credited to such Participant’s account exceeds $1,000 as of such Valuation Date, and if such Participant has not otherwise elected in writing to have such distribution made following the date of termination of active participation in the Plan, (a) distribution shall be on the date the Participant attains his or her required beginning date (as defined in Section 8.7) or as soon thereafter as is administratively feasible, but no later than sixty (60) days following the Plan Year in which the Participant attains his or her required beginning date (as defined in Section 8.7); and (b) pending such distribution, the former Participant’s Account balance will not be available for Plan loans.

In the event that the former Participant should die following termination of participation prior to payment under this Section 8.5, the Administration Committee shall pay or apply such amount to or for the benefit of the former Participant’s beneficiary as provided in Sections 8.3 and 8.7.

8.6                               Election of Form of Payment

The Administration Committee shall cause a distribution pursuant to Sections 8.1, 8.3 or 8.4 to be made in a lump sum pursuant to Section 8.1.

8.7                               Required Commencement of Distributions

This Section sets forth certain rules which apply to all distributions from the Plan.  Other provisions of this Plan establish additional rules with which specified distributions must comply.  In the event of any conflict between rules set forth in this Plan, making compliance with both rules impossible, the rule shall control which requires the earliest distribution(s) to be made from the Plan.

(a)                                  All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.  However, nothing in this Plan shall be construed as revoking any election made by a Participant before January 1, 1984, under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) as to the timing or method of distributions, except any such election shall not be effective unless the spouse of such person consents in writing to such method or beneficiary in any circumstance where such spousal consent is necessary.  Any such consent must satisfy the requirements set forth in Section 11.1 hereof.  Accordingly, notwithstanding the other provisions of this Plan, distributions may be made under a designation made before January 1, 1984, in accordance with TEFRA and related provisions of the Plan.

(b)                                 The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date (as defined herein).

(c)                                  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)                                     If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2), if later.

(ii)                                  If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)                               If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)                              If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.7(c), other than Section 8.7(c)(i), will apply as if the surviving spouse were the Participant.

(v)                                 If a Participant or designated beneficiary so elects, distribution to the designated beneficiary will not be required to begin by December 31 of the calendar year immediately following the calendar year in which the Participant dies, but in that event the Participant’s entire interest must be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  The election must be made no later than September 30 of the calendar year following the calendar year of death.  Failure to request a distribution by September 30 of the calendar year following the calendar year of death will be deemed an election to have this rule apply.

For purposes of this Section 8.7(c) and Section 8.7(f), unless Section 8.7(c)(iv) applies, distributions are considered to begin on the Participant’s required beginning date.  If Section 8.7(c)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 8.7(c)(i).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 8.7(c)(i)), the date distributions are considered to begin is the date distributions actually commence.

(d)                                 Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 8.7(e) and (f).  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(e)                                  During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year.  Notwithstanding the foregoing, if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the minimum amount will be the lesser of the quotient obtained under the previous sentence and the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.  Required minimum distributions will be determined under this Section 8.7(e) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(f)                                    After a Participant’s death, distributions will be determined as follows:

(i)                                     If the Participant dies on or after the date distributions begin, distributions will be determined as follows:

(a)                                  If there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(1)                                  The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)                                  If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(3)                                  If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(b)                                 If there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)                                  If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 8.7(f)(i).  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 8.7(c)(i), this Section 8.7(f)(ii) will apply as if the surviving spouse were the Participant.

(g)                                 For purposes of this Section 8.7, the following definitions will apply:

(i)                                     A “designated beneficiary” is the individual who is designated as the beneficiary under Section 11.1 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-4, of the Treasury Regulations.

(ii)                                  A “distribution calendar year” is a calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 8.7(c).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)                               “Life expectancy” means the life expectancy computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)                              “Participant’s Account balance” means the Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)                                 “Required beginning date” means April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age seventy and one-half (70 1/2) or (b) the calendar year in which the Participant retires, except that subclause (b) shall not apply, in the case of an Eligible Employee who is a five percent (5%) owner (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which the Eligible Employee attains age seventy and one-half (70 1/2).

8.8                               Missing Persons/Outstanding Checks

If, prior to the issuance of a check and after reasonable efforts to locate a missing Participant, alternate payee, or his or her beneficiary, the Administration Committee is unable to locate the Participant, alternate payee, or beneficiary, then the distributable amount will be held in the Plan until the Participant, alternate payee or beneficiary is located.

If a check has been issued and is outstanding for more than one hundred eighty (180) days and the Administration Committee has been unable to locate the endorsee after reasonable efforts have been made to do so, then the amount of the check will be treated, unless otherwise directed differently by the Administration Committee, as a forfeiture under the Plan.

If a Participant, alternate payee, or beneficiary is located subsequent to the forfeiture of the account, the benefit will be reinstated without any investment gains or losses from the date of the forfeiture. The reinstatement will not be treated as an annual addition under Section 415 of the Code.  If the Plan is joined as a party to escheat proceedings involving a forfeited amount, the Plan will comply with the final judgment as if it were a claim filed by the former Participant, alternate payee, or beneficiary and will make payment in accordance with the judgment.

If the Plan does not have a forfeiture account, one shall be established.  At the end of each Plan Year any forfeiture account established under this Section shall at the direction of the Administration Committee be used to pay Plan expenses or reduce Company contributions, unless otherwise directed by the Administration Committee.

8.9                               Rules Relating to Eligible Rollover Distributions

(a)                                  General Rule.  If a “distributee” of any “eligible rollover distribution” elects to have such eligible rollover distribution paid directly to an “eligible retirement plan,” and specifies the eligible retirement plan to which such eligible rollover distribution is to be paid (in such form and at such time as the Administration Committee may prescribe) such eligible rollover distribution shall be made in the form of a “direct rollover” to the eligible retirement plan so specified by the distributee.

(b)                                 Definitions.

(i)                                     “Distributee” means the Participant, the Participant’s surviving spouse or an alternate payee who is the spouse or former spouse of the Participant.

(ii)                                  “Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of an distributee in a qualified plan; provided, however, that an eligible rollover distribution does not include:

(a)                                  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made over any one of the following periods:  the life of the distributee (or the joint lives of the distributee and the distributee’s designated beneficiary), the life expectancy of the distributee (or the joint and last survivor expectancy of the distributee and the distributee’s designated beneficiary), or a specified period of ten (10) years or more;

(b)                                 any distribution to the extent such distribution is required under Code Section 401(a)(9), relating to minimum distribution requirements;

(c)                                  the portion of any distribution that is not includable in income (determined without regard to the exclusion for net unrealized appreciation described in Code Section 402(e)(4));

(d)                                 returns of Code Section 401(k) elective deferrals that are returned as a result of the Code Section 415 limitations;

(e)                                  corrective distributions of excess contributions and excess deferrals under qualified cash or deferred arrangements and corrective distributions of excess aggregate contributions together with the income allocable to these corrective distributions;

(f)                                    loans treated as distributions under Code Section 72(p) and not exempted by Section 72(p)(2);

(g)                                 loans in default that are deemed distributions;

(h)                                 dividends paid on employer securities as described in Code Section 404(k);

(i)                                     the cost of life insurance coverage (P.S. 58 costs);or

(j)                                     any distribution made after December 31, 2001, which is made upon hardship of the employee.

(iii)                               “Eligible retirement plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity (other than an endowment contract) described in Section 408(b) of the Code, an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, a qualified defined contribution retirement plan that accepts rollover distributions, or an annuity plan described in Section 403(a) and 403(b) of the Code that accepts rollover distributions.  “Eligible retirement plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code. Notwithstanding the foregoing, effective January 1, 2008, an “Eligible retirement plan” shall also include a Roth individual retirement account described in Section 408A of the Code in accordance with the provisions of the Pension Protection Act of 2006.

(iv)                              “Direct rollover” means an eligible rollover distribution that is paid directly to an eligible retirement plan for the benefit of the distributee.

(v)                                       Notwithstanding the above, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  Such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.  Provided, however, that effective for taxable years beginning after December 31, 2006, the portion of any distribution attributable to Voluntary Contributions (and the earnings thereon) shall qualify as an eligible rollover distribution in accordance with the provisions of the Pension Protection Act of 2006.

(vi)                              Effective for distributions made from the Plan on or after January 1, 2007, the designated beneficiary (who is not the surviving spouse of the Participant) of a deceased Participant may elect, at the time and in the manner prescribed by the Administration Committee, to have any portion of the death benefit payable to him or her paid directly to an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code established for the purposes of receiving the distribution on behalf of the designated beneficiary in accordance with the provisions of the Pension Protection Act of 2006.

8.10                        Distributions Under Qualified Domestic Relations Orders

The Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his or her earliest retirement age under the Plan.

Distribution to an alternate payee shall be made in a lump sum in cash; provided, however, an alternate payee may elect to receive such payment in kind or a combination of cash and in kind, to the extent allowed under the investment option.  Such election and payment shall be made in accordance with the provisions of Article Eight.  A distribution to an alternate payee prior to the Participant’s attainment of earliest retirement age is available only if:  (a) the order authorizes distribution at that time; (b) if the present value of the alternate payee’s benefits under the Plan exceeds $1,000 and the order requires such consent, the alternate payee consents to any distribution occurring prior to the Participant’s attainment of earliest retirement age.  Nothing in this Section permits a Participant a right to receive distribution at a time otherwise not permitted under the Plan.  For the purposes of this Section, “alternate payee,” “qualified domestic relations order,” and “earliest retirement age” shall have the meanings set forth under Section 414(p) of the Code.

ARTICLE 9
WITHDRAWALS AND LOANS

9.1                               Withdrawals of Voluntary Contributions

Upon written notice (or such other form of notice as may be approved by the Administration Committee) to the Administration Committee (which notice shall be irrevocable), a Participant shall be entitled to withdraw in cash, as of the Valuation Date following receipt of such notice, all or part of that portion of his or her Account under the Plan as of such Valuation Date attributable to his or her Voluntary Contributions as provided below in this Section 9.1.  In no event shall any such withdrawal be permitted more than once in any Plan Year, or in an amount which is less than $100.  Such withdrawal shall be deemed to have been made first, from the Participant’s After-Tax Rollover Contributions, as determined under Section 9.1(a); second, from the Participant’s pre-1987 Voluntary Contributions, as determined under Section 9.1(b); third, from the Participant’s post-1986 Voluntary Contributions and the earnings attributable thereto as determined under Section 9.1(c), and fourth, from the earnings on the Participant’s pre-1987 Voluntary Contributions as determined under Section 9.1(d).

(a)                                  Withdrawal of After-Tax Rollover Contributions.  A Participant shall be entitled to withdraw all or part of an amount credited to his or her After-Tax Rollover Contribution Account.

(b)                                 Withdrawal of Pre-1987 Eligible Employee Contributions.  A Participant shall be entitled to withdraw all or part of an amount credited to his or her Account under the

Plan attributable to his or her pre-1987 Voluntary Contributions, which shall not exceed the lesser of:  (i) the aggregate dollar amount of his or her pre-1987 Voluntary Contributions, reduced by any portion thereof previously withdrawn by him, or (ii) the fair market value of that portion of his or her account under the Plan then attributable to his or her pre-1987 Voluntary Contributions.  No withdrawal shall be made under this Section 9.1(b) unless the total amount available for withdrawal under Section 9.1(a) has been previously withdrawn or is to be currently withdrawn.

(c)                                  Withdrawal of Post-1986 Voluntary Contributions and the Earnings Attributable Thereto.  A Participant shall be entitled to withdraw all or part of an amount credited to his or her Account under the Plan attributable to his or her post-1986 Voluntary Contributions and the earnings attributable thereto, which shall not exceed the lesser of:  (i) The aggregate dollar amount of his or her post-1986 Voluntary Contributions and the earnings and attributable thereto, reduced by any portion such contributions previously withdrawn by him, or (ii) the fair market value of that portion of his or her Account under the Plan then attributable to his or her post-1986 Voluntary Contributions and the earnings attributable thereto.  No withdrawal shall be made under this Section 9.1(c) unless the total amount available for withdrawal under Section 9.1(a) and 9.1(b), respectively, have been previously withdrawn or is to be currently withdrawn.

(d)                                 Withdrawal of the Earnings Attributable to Pre-1987 Voluntary Contributions.  A Participant shall be entitled to withdraw all or part of an amount credited to his or her Account under the Plan attributable to earnings on his or her pre-1987 Voluntary Contributions, subject to the following:  No withdrawal shall be made under this Section 9.1(d), unless the total amount available for withdrawal under Section 9.1(a) and 9.1(b) and 9.1(c), respectively, have been previously withdrawn or are to be currently withdrawn.

9.2                               Withdrawals of Unrestricted Matching Contributions Allocated Under Prior AMEX Plan On or Before June 30, 1994

Any person who has been a Participant in the Plan for at least sixty (60) months and who received an allocation of Unrestricted Matching Contributions under the Prior AMEX Plan, shall be entitled, to withdraw in cash as of any Valuation Date, his or her vested interest in the Trust Fund which is attributable to such Unrestricted Matching Contributions allocated on or before June 30, 1994.  Such withdrawal shall not occur more than once in any Plan Year, or in an amount which is less than $100.  Such distribution shall not exceed the lesser of:  (a) the aggregate dollar amount of his or her vested interest in the Trust Fund which is attributable to such Unrestricted Matching Contributions allocated to his or her Unrestricted Matching Contribution Account on or before June 30, 1994, reduced by any portion thereof previously withdrawn by him or her, or (b) the fair market value of that portion of his or her Account under the Plan then attributable to his or her vested interest in the Trust Fund which is attributable to such matching contributions allocated to his or her Unrestricted Matching Contribution Account on or before June 30, 1994.

9.3                               Withdrawals of Rollover Contributions, Company Profit Sharing Contributions, Elective Contributions, Roth 401(k) Contributions, Roth Catch-up Contributions, After-Tax Rollover Contributions, Company Stock

Contributions, Company Stock (Pre-07) Contributions, Fixed Match Contributions, and Variable Match Contributions

In no event shall any withdrawal under this Section 9.3 occur more than once in any Plan Year, or be permitted in an amount which is less than $100.

(a)                                  Age 59 1/2 Withdrawals.  Upon furnishing the Administration Committee proof of the attainment of age fifty-nine and one-half (59 1/2), a Participant shall be entitled at any time, but not more often than once in any Plan Year, to withdraw, as of any Valuation Date, all or any part of the vested portion of his or her Accounts attributable to the following contribution Accounts in the following hierarchical order:  (i) Rollover Contribution Account, (ii) Unrestricted Matching Contribution Account, (iii) Restricted Matching Contribution Account, (iv) Service-Related Contribution Account, (v) Company Matching (Pre-07) Contribution Account for Company Matching (Pre-07) Contributions attributable to Elective Contributions and Catch-up Contributions for periods prior to January 1, 2007, (vi) Fixed Match Contribution Account, (vii) Company Profit Sharing Contribution Account, (viii) Variable Match Contribution Account, (ix) Company Stock (Pre-07) Contribution Account, (x) Company Stock Contributions, (xi) SOP Transfer Account, (xii) Elective Contribution Account including Catch-up Contributions, (xiii) After-Tax Rollover Contribution Account, (xiv) Pre-1987 Voluntary Contribution Account, and (xv) Post-1986 Voluntary Contribution Account.  In addition, upon furnishing the Administration Committee proof of the attainment of age fifty-nine and one-half (59 1/2), a Participant shall be entitled at any time, but not more often than once in any Plan Year, to withdraw, as of any Valuation Date, all or any part of his or her Roth 401(k) Contribution Account (including Roth Catch-up Contributions).  Amounts withdrawn pursuant to this Section shall be paid in a single distribution consisting of (a) cash, or (b) common shares of the Company or American Express Company, or (c) any combination of the foregoing in such proportions as the Participant may designate, provided that fractional common shares shall always be paid in cash and that, in the absence of a Participant’s designation, such payment shall be made only in cash.

(b)                                 Hardship Withdrawals.  A Participant may apply to the Administration Committee on the basis of hardship to withdraw as of any Valuation Date, in cash, all or a portion of the vested portion of his or her Account attributable to contributions in the following hierarchical order:  (i) Rollover Contribution Account, (ii) Restricted Matching Contributions, (iii) Service-Related Contributions, (iv) Company Matching (Pre-07) Contribution Account for Company Matching (Pre-07) Contributions attributable to Elective Contributions and Catch-up Contributions for periods prior to January 1, 2007, (v) Fixed Match Contribution Account, (vi) Company Profit Sharing Contribution Account, (vii) Variable Match Contribution Account, (viii)  Company Stock Contributions, (ix) SOP Transfer Account, and (x) Elective Contributions (excluding earnings attributable thereto for periods after December 31, 1988).  The Administration Committee shall approve such application only to relieve an immediate and heavy financial need of the Participant (including his or her spouse, domestic partner, or any dependent), not in excess of the amount required to relieve such financial need, and only if; and to the extent, such need cannot be satisfied from other resources reasonably available to him or her (including assets of his or her spouse, domestic partner, and minor children reasonably available to him or her).  The amount of such an immediate and heavy financial need may include any amounts necessary to pay any federal, state, local or foreign income taxes or other taxes or penalties or interest reasonably anticipated to result from the withdrawal.  For purposes of this Section 9.3, domestic partner shall mean an individual who has resided with Participant continuously for at least six months in a sole-partner relationship that is intended to be permanent, is unmarried and not related to Participant by blood, and at least 18 years of age.

(i)                                     In making a determination whether to approve any such application, the Administration Committee may require the Participant to submit such proof as to the existence of such financial need as the Administration Committee shall deem necessary or advisable.  For purposes of this Section, an immediate and heavy financial need may include:  (a) unreimbursed medical expenses of the Participant or the Participant’s immediate family (by blood, marriage or adoption) or by Participant’s domestic partner; (b) the purchase of a principal residence (excluding mortgage payments) of the Participant; (c) rent or mortgage payments needed to prevent the eviction from or the foreclosure on the mortgage of a principal residence of the Participant; (d) the tuition and related educational fees, including room and board, for the next twelve (12) months of post secondary education of the Participant, spouse, domestic partner, or dependent children; (e) funeral expenses of members of a Participant’s immediate family (by blood, marriage or adoption) or by the Participant’s domestic partner; (f) amounts required to purchase or repair of the car used as the Participant’s primary means of transportation to and from work, and (g) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

(ii)                                  In determining whether a distribution is necessary to satisfy such financial need, the Administration Committee reasonably may rely upon the Participant’s representation that the need cannot be satisfied from other resources reasonably available to him or her.  For this purpose, the Administration Committee shall accept the Participant’s representation that such financial need cannot be relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by reasonable liquidation of assets, to the extent such liquidation would not itself cause a financial need, (c) by cessation of all Elective Contributions and/or Roth 401(k) Contributions under the Plan, (d) by other distributions (other than on account of hardship) or nontaxable (at the time of the loan) loans from this Plan and all other plans maintained by the Company or from any other plan maintained by any other employer in which the Participant participates, or (e) by borrowing from commercial sources on reasonable commercial terms, unless the Administration Committee has actual knowledge to the contrary.  For this purpose, a Participant who participates in the employee stock ownership plan (the “ESOP”) must elect to receive a dividend distribution on Company stock under the ESOP to the extent currently available and such dividend distribution shall be treated as a distribution under a plan maintained by the Company to the extent such dividend is currently available to the Participant.  Hardship withdrawal requests will be approved in accordance with uniform and nondiscriminatory procedures established by the Administration Committee.

(iii)                               No withdrawal shall be made under this Section 9.3 unless an amount available for withdrawal under Sections 9.1, 9.2 and 9.4 has been previously withdrawn during such Plan Year or is to be currently withdrawn.

9.4                               Rollover Contribution Account.

Upon written notice (or such other form of notice as may be approved by the Administration Committee) to the Administration Committee (which notice shall be irrevocable), a Participant who was a Participant in the American Express Legacy Savings Plan and had a Rollover Contribution Account shall be permitted to withdraw in cash, as of the Valuation Date following receipt of such notice, all or part of that portion of such Rollover Contribution Account under the Plan, but no more than once in any Plan Year.

9.5                               Timing of Payment

Unless otherwise required by applicable law, any withdrawal under this Article Nine shall be paid to the Participant as soon as practicable following approval of the Participant’s written request by the Administration Committee.

9.6                               Loans

The Committee has the power to establish, interpret and administer a uniform and nondiscriminatory loan program which the Trustee must observe in making loans, if any, to active Participants and other parties in interest.  Such individuals shall be eligible for loans pursuant to such uniform and nondiscriminatory loan program.  Such loan program shall be evidenced by a written document separate from the Plan and Trust and shall include:  (a) the identity of the person or positions authorized to administer the loan program; (b) a procedure for applying for the loan; (c) the criteria for approving or denying a loan; (d) the limitations, if any, on the types and amounts of loans available; (e) the procedure for determining a reasonable rate of interest; (f) the types of collateral, if any, which may secure the loan; (g) the Accounts from which loans can be taken and the hierarchical order in which amounts will be taken from each Account; and (h) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default.

ARTICLE 10
ADMINISTRATION; ALLOCATION OF FIDUCIARY RESPONSIBILITIES

10.1                        Named Fiduciaries

Each of the Administration Committee and the Investment Committee is a “named fiduciary” under the Plan.  The Administration Committee shall consist of the individuals holding the following job titles (or the successors thereto): (i) Vice President, Compensation & Benefits; (ii) senior most Human Resources Generalist; (iii) Vice President, Investment Accounting; (iv) Vice President, Finance; and (v) senior most Client Service Organization executive.  The Investment Committee shall consist of the individuals holding the following job titles (or the successors thereto): (i) Senior Vice President, Cross-Sell/Strategic Management; (ii) Vice President, International Global Compensation & Benefits; (iii) Senior Vice President, LFO-Finance; (iv) Vice President One Account and Cash; and (v) Vice President of Insurance Products.

The Administration Committee shall discharge the duties and responsibilities and shall have the authority specified in the Plan or Trust Agreement.  The Investment Committee shall discharge the duties and responsibilities and shall have the authority specified in the Plan or

Trust Agreement.  Committee members shall serve without compensation for such service but shall be entitled to be reimbursed for any amounts reasonably and necessarily expended by them in the performance of their duties hereunder.

10.2                        Committee Procedures

The Administration Committee and the Investment Committee shall each (a) hold such meetings as it determines to be necessary or appropriate for the proper performance of its duties hereunder; (b) elect from its own number a Chairperson; (c) elect or appoint a Secretary who may, but need not be, a member of the Committee; and (d) keep such records of its meetings and actions taken as it determines to be necessary or appropriate in the circumstances.

The Administration Committee and the Investment Committee shall each act by majority vote of a quorum of its members either at a meeting or in writing; provided, however, that each Committee may by a vote so taken constitute a subcommittee consisting of one or more of its members (including a subcommittee of the whole), or may appoint one or more delegates, with such duties, responsibilities and authority and operating under such rules as the Committee may specify; provided, however, such delegate or subcommittee may only further delegate its duties, responsibilities and authority with the express written consent of the Committee.  When such subcommittee or delegate(s) are acting within the scope of the duties, responsibilities and powers so specified, references to the applicable Committee herein shall include a reference to such subcommittee or delegate(s).  In all events, Committee members shall be disqualified from acting upon any matter affecting only themselves.

By appropriate action the Administration Committee and the Investment Committee may each authorize one or more of its members or its Secretary (or, in the case of the Administration Committee, any Administrative Delegate) to execute documents on its behalf, and the Trustee, upon written notification of such authorization, shall accept and rely upon such documents until notified in writing that such authorization has been revoked by the Administration Committee or the Investment Committee, as the case may be.

The Administration Committee and the Investment Committee shall each have the authority to employ or retain such accounting, legal, medical and clerical services as it may determine to be necessary or appropriate for the proper discharge of its functions.

10.3                        Duties and Powers of Administration Committee

(a)                                  In General.  Without limiting the scope of such other duties, responsibilities and authority as may elsewhere in the Plan or Trust Agreement be specified as belonging to it, the Administration Committee shall have the power, the duty, and the complete and exclusive discretion to:  administer the Plan and to establish such rules and regulations in connection therewith as it determines to be necessary or appropriate in the circumstances; conclusively make all determinations necessary for the administration of the Plan, including without limitation determinations as to eligibility to participate and eligibility for benefits; construe, interpret, and supplement the Plan whenever necessary to carry out its intent and purpose and to facilitate the Plan’s administration; provide for the bonding of all fiduciaries, Plan officials and other similar persons at least to the extent required by ERISA; and prepare, file with the appropriate governmental agency, furnish or make available to appropriate Participants, alternate payees, and beneficiaries, the various statements, reports, descriptions, registrations and other documents all as required by ERISA, or cause such filings to be prepared and made.  In addition, the Administration Committee shall have the power, the duty, and the complete and exclusive discretion to appoint one or more independent fiduciaries or other independent service providers to provide such services and perform such functions in furtherance of the Administration Committee’s duties and responsibilities hereunder as the Administration Committee in its discretion determines.  Any such appointed fiduciary or other service provider shall have such powers and authority (otherwise exercisable by the Administration Committee), other than the authority to appoint other fiduciaries, as the Administration Committee determines.

(b)                                 Administrative Delegates.  Persons (other than subcommittees of the Administration Committee) to whom the Administration Committee delegates duties, responsibilities and authority pursuant to Section 10.2 are referred to herein as “Administrative Delegates.”  Each Administrative Delegate shall have the authority to take such administrative actions and make such determinations, in each case within the scope of his or her delegation, as are within the authority of the Administration Committee.  Each Administrative Delegate will perform his or her duties within the framework of the policies, interpretations, rules, practices, and procedures made by the Administration Committee.  An Administrative Delegate’s functions may include, by way of illustration and not limitation, the following:  application of rules determining eligibility for participation or benefits; calculation of participation service and compensation used for determining contributions or benefits; preparation of employee communications material; maintenance of an individual’s service and employment records; preparation of reports required by government agencies; calculation of contributions or benefits; orientation of new Participants and advising Participants of their rights and options under the Plan; collection of contributions and application of contributions as provided in the Plan; preparation of reports concerning Participants, alternate payees and beneficiaries’ benefits; processing of claims, distribution requests, and investment elections; and making recommendations to others for decisions with respect to administration of the Plan.

(c)                                  Claims Procedures.  Any determination or action by the Administrative Delegate may be appealed by the affected Participant, alternate payee, or beneficiary to the Administration Committee for review.  Without limiting the generality of the foregoing, any claim brought under such procedures as the Administration Committee may prescribe pursuant to Section 503 of ERISA shall be heard by an Administrative Delegate appointed for that purpose, but any appeal from the denial of any such claim shall be heard by the Administration Committee.  The Administration Committee shall be the Plan’s agent for service of process.  Other than with respect to claims to which ERISA expressly provides a limitations period, no action may be commenced against any Plan party after the earliest to occur of the following dates: the date that is ninety (90) days after the date of the final denial of the appeal, or the date that is one (1) year from the date a cause of action accrued.  For purposes of this Section 10.3(c), a cause of action is considered to have accrued when the person bringing the legal action knew, or in the exercise of reasonable diligence should have known, that a Plan party has clearly repudiated the claim or legal position which is the subject of the action, regardless of whether such person has filed a claim for benefits in accordance with the provisions of this Section.

A statement will be periodically prepared and furnished to each Participant, alternate payee and beneficiary providing details of his or her Accounts.  In the absence of written objection received by the Administration Committee within sixty (60) days after such statement is provided, such Accounts will be presumed to have been finally settled.

10.4                        Duties and Powers of Investment Committee

Without limiting the scope of such other duties, responsibilities and authority as may elsewhere in the Plan or Trust Agreement be specified as belonging to it, the Investment Committee shall have the power, the duty, and the complete and exclusive discretion to:  select the Discretionary Funds that are from time to time to be offered as investment options under the Plan, and take such measures as it determines to be necessary or advisable to monitor the performance of each such Discretionary Fund; prepare and submit periodic reports summarizing the assets, liabilities and investment performance of the Plan; and maintain such records as it determines to be necessary or advisable to discharge its duties hereunder; and, in its discretion, appoint one or more independent fiduciaries (including, without limitation, investment advisers) or other independent service providers to provide such services and perform such functions in furtherance of the Investment Committee’s duties and responsibilities hereunder as the Investment Committee in its discretion determines, any such appointed fiduciary or other service provider to have such powers and authority (otherwise exercisable by the Investment Committee), other than the authority to appoint other fiduciaries, as the Investment Committee determines.

10.5                        Freedom from Liability

(a)                                  Members of the Administration Committee or the Investment Committee, and any delegate of either Committee, may rely upon all certificates and reports made by any accountant selected or approved by the Company; and upon all opinions given by legal counsel retained by the Company or either Committee.

(b)                                 Subject to the fiduciary requirements of ERISA, members of the Administration Committee or the Investment Committee, and any delegate of either Committee, shall be fully protected in respect of any action taken or not taken in good faith and in reliance upon advice and recommendation of any accountant or legal counsel.  Furthermore, subject to the right of review granted by Section 10.3(c) hereof in the case of matters subject thereto, all action taken or not taken by the foregoing bodies or individuals shall be conclusive upon all parties having any interest under the Plan or Trust to the maximum extent permitted by law.

(c)                                  Should circumstances beyond its control render the Administration Committee, the Investment Committee, or the Trustee unable to perform or incapable of performing any action within the time constraints or in the manner set forth herein or pursuant to rules established hereunder, such Committee or the Trustee, as the case may be, shall be free from any liability arising therefrom.

(d)                                 To the extent permitted by law, the Participating Companies shall indemnify the members of the Administration Committee, Investment Committee, individual Trustees and others to whom fiduciary duties have been delegated who are either employees, officers or directors of any Affiliated Company against any and all claims, losses, damages, expenses and liabilities arising from their responsibilities in connection with the Plan which are not covered by insurance (without recourse) paid for by the Participating Companies, unless they are determined to be due to gross negligence or intentional misconduct.

10.6                        Correction of Errors

In the event of a mathematical or accounting error made, or other similar mistake, the Administration Committee shall have power in its discretion to cause such equitable adjustments to be made to correct for such errors as it considers appropriate in the circumstances.  In addition, the Administration Committee may correct obvious and unambiguous typographical errors and/or cross references that merely correct a reference, but that do not change the original intended meaning of the provisions.  All adjustments and corrections made pursuant to this Section 10.6 shall be final and binding on all persons.

10.7                        Payment of Plan and Trust Expenses

The reasonable expenses of administering the Plan and/or Trust including, but not limited to attorney fees, actuarial fees and expenses incurred by persons or entities to whom fiduciary duties have been delegated, shall be paid from the assets of the Plan unless paid by a Participating Company.

10.8                        Burden of Proof

Notwithstanding anything herein to the contrary, to the extent a Participant, alternate payee or beneficiary asserts entitlement to benefits based upon facts not contained in the Plan’s records, such individual shall be required to provide satisfactory affirmative evidence of such facts.  For avoidance of doubt, if an individual claims entitlement to benefits based upon Compensation or Years of Service that are not reflected in the Plan’s records, such individual must provide satisfactory affirmative evidence of such Compensation or Years of Service.  The Administration Committee (or its Administrative Delegate) shall have the sole and exclusive discretion to determine whether the above-referenced affirmative evidence is satisfactory.

ARTICLE 11
DESIGNATION OF BENEFICIARY

11.1                        Beneficiary Designations by Participants

Any Participant may designate a beneficiary or beneficiaries to receive any amount payable from the Trust Fund as a result of his or her death.  A Participant may from time to time change such designation of beneficiary or beneficiaries.  Notwithstanding the foregoing, the beneficiary of a Participant who is married shall be such person’s spouse, unless spousal consent has been obtained as described below; provided, however, that effective with respect to benefits commencing on or after October 1, 2007, any spousal beneficiary designation either affirmatively elected or in accordance with this Section shall be null and void upon the legal termination of the marriage.  The consent of the Participant’s spouse, in such manner as required by the Administration Committee and consistent with the requirements of the Code, if and to the extent applicable, shall be required to create a valid designation where (a) the Participant marries subsequent to the designation, or (b) a married Participant designates a primary beneficiary other than his or her spouse.

11.2                        Form and Method of Designation

To be effective, any designation or revocation of a prior designation of beneficiary shall be in writing on such form as the Administration Committee shall prescribe and shall be filed with the Administration Committee prior to Participant’s death.  Except as provided by law, the Administration Committee, the Participating Companies and all other parties involved in making payment to a beneficiary may rely on the latest effective beneficiary designation that is on file with the Administration Committee.  If an effective beneficiary designation is not on file with the Administration Committee, payment may be made pursuant to Section 11.3.  The Administration Committee has the sole and exclusive authority to determine all matters related to beneficiary designations.  The Administration Committee, the Participating Companies and all other parties involved in making payment to a beneficiary shall be fully protected in relying on the latest effective beneficiary designation (as determined by the Administration Committee), and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of beneficiary.  Notwithstanding the above, any designated beneficiary form with respect to a plan, the assets of which have been merged or will be merged into the Plan from a Predecessor Company’s plan or an Affiliated Company’s plan shall not be an effective beneficiary designation for purposes of this Plan.

11.3                        No Effective Designation

If an effective designation of beneficiary for a deceased Participant is not on file with the Administration Committee, the determination of the identity of the proper beneficiary shall be made by the Administration Committee.  In such case, the beneficiary shall be the person or persons surviving the Participant in the following order:  (a) his or her spouse, and (b) his or her estate.

11.4                        Successor Beneficiaries

A beneficiary who is entitled to any benefits hereunder may name a successor beneficiary to receive any unpaid benefits on the death of the first beneficiary unless the deceased Participant has filed with the Administration Committee a written instrument precluding such designation.  Such written instrument shall be subject to the consent of such Participant’s spouse in accordance with the rules prescribed in Sections 11.1 and 11.2.  Designations by beneficiaries or successor beneficiaries shall be made according to the same rules as are applicable to designations by Participants, except that spousal consent shall not be required.  In the event of the death of a beneficiary who has so designated a successor beneficiary, the successor beneficiary shall be entitled to the balance of any payments remaining due.  If a beneficiary is permitted to designate a successor beneficiary but fails to do so, the balance of any payments remaining due will be payable to the estate of the deceased beneficiary.

ARTICLE 12
TRUST

12.1                        Assets Held in Trust

All contributions to the Trust Fund established in connection with this Plan, and all income or other property derived therefrom, shall be held and administered by the Trustee, in trust, in accordance with the provisions of the Trust Agreement.

12.2                        Trustee

The selection and appointment of the Trustee or Trustees shall be made by action of the Investment Committee.  By similar action, the Investment Committee shall have the right at any time to remove a Trustee and appoint a successor thereto, subject to the terms of the Trust Agreement.  The Trustee shall have the duties and authority specified in the Trust Agreement.  Reasonable compensation and reimbursements shall be payable to the Trustee from the Trust Fund unless separately paid by the Participating Companies.

12.3                        Trust Agreement

The Investment Committee and the Trustee shall negotiate the terms of a Trust Agreement under which any portion of the Trust Fund is to be held, subject to the requirement that such Agreement be consistent with the terms of the Plan.

12.4                        Non-Reversion of Trust Fund

The assets of the Trust Fund shall be for the exclusive purpose of providing benefits to Participants, alternate payees and beneficiaries and defraying reasonable expenses of administering the Plan.  No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Participants, alternate payees or beneficiaries.  Notwithstanding the foregoing:

(a)                                  If any contribution or portion thereof is made through a mistake of fact, the Trustee shall, upon written directions from the Administration Committee return such contribution to a Participating Company within one (1) year after the payment of the contribution to the Trustee.

(b)                                 Contributions are conditioned upon the initial qualification of the Plan as to each Participating Company under Section 401(a) of the Code.  If the Plan does not qualify as to a Participating Company, the Trustee shall, upon written directions from the Administration Committee, return such contribution to such Participating Company within one year after the date of denial of qualification of the Plan.

(c)                                  Contributions are conditioned upon the deductibility of the contribution under Section 404 of the Code, and, to the extent the deduction is not allowed, the Trustee shall, upon written directions from the Administration Committee, return such contribution (to the extent disallowed) to a Participating Company within one (1) year after the disallowance of the deduction or, if such disallowance is appealed to the courts, within one year after the date a court decision upholding such disallowance becomes final.

The return of a contribution (or a portion of a contribution) to a Participating Company satisfies the requirements of this paragraph if the amount so returned (a) does not exceed the excess of the contribution over the amount which could have been contributed had there been no mistake of fact or error in determining the deduction; (b) does not include the net earnings attributable to the excess contributions; and (c) is reduced by any net losses attributable to the excess contribution.  In the case of any such return of contribution, the Administration Committee shall cause such adjustment to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

ARTICLE 13
AMENDMENT AND TERMINATION

13.1                        Amendment of Plan

(a)                                  The Company, acting by way of its applicable governance process, reserves the right at any time or times to amend the Plan and Trust Fund to any extent and in any manner that it may deem advisable.  Each such action shall constitute an act of the Company as settlor acting in such capacity, not as an assumption or exercise of fiduciary responsibility.  Notwithstanding the foregoing, to the extent determined by a named fiduciary, reasonable expenses involved in any amendment, or the implementation of any amendment, that is necessary or appropriate in the circumstances to preserve the tax qualification of the Plan or otherwise to cause the Plan to maintain compliance with applicable law may be paid from the Trust Fund unless separately paid by a Participating Company.

(b)                                 No amendment shall reduce the vested interest of a Participant, alternate payee or beneficiary without that person’s consent, except to the extent necessary or advisable, in the judgment of the Company, acting by way of its applicable governance process, to comply with any requirement of statutory or general law or to enable the Plan to qualify or remain qualified as an employees’ plan exempt from taxation under federal laws or to enable the contributions under the Plan to be deductible under the provisions of any applicable law or regulation in computing income subject to any tax based on or measured by income by Participating Companies that are not tax exempt entities.

(c)                                  No amendment shall have the effect of changing the computation of a Participant’s vested interest in his or her Account unless each Participant having three (3) or more Years of Service for vesting elects, after being notified by the Administration Committee in writing, to have his or her vested interest computed under the Plan as amended.  The election must be made within a time period beginning no later than the date the amendment is adopted and ending no earlier than the latest of the following dates: (i) sixty (60) days after the amendment is adopted; (ii) sixty (60) days after the amendment is effective; or (iii) sixty (60) days after the Participant is given written notice of the amendment by the Administration Committee.  A Participant who fails to make an election within the period provided shall be deemed to have assented to the amendment.

(d)                                 No amendment shall, with respect to benefits attributable to service before the amendment, eliminate an optional form of benefit or eliminate or reduce an early retirement benefit (as defined in Treasury Regulations).  Notwithstanding the provisions of this Subsection, an optional form of distribution or early retirement benefit may be eliminated or reduced pursuant to Treasury Regulations.

(e)                                  Subsequent to amendment of the Plan, the Company shall cause to be delivered to the Trustee a copy of such amendment.  Upon amendment of the Plan, all persons claiming any interest under the Plan and Trust Fund shall be bound thereby; provided, however, that no amendment shall have the effect of changing the rights, duties, and liabilities of the Trustee without its written consent.  In addition, no amendment shall have the effect of vesting in any Participating Company any interest in any property held subject to the terms of the Trust Fund, or cause or permit any property held subject to the Trust Fund to be diverted to purposes other than the exclusive benefit of Participants, alternate payees and beneficiaries.

(f)                                    Amendments required to be made for the purpose of qualifying the Plan and Trust Fund under the Code, or for the purpose of conforming the Plan and Trust Fund to ERISA and other applicable federal and state laws may be retroactive.  Any amendment which does not reduce the vested interest of any Participant in his or her Account and which is adopted within the time for filing the Company’s federal income tax return for the tax year corresponding to a Plan Year may, at the election of the Company, be deemed to have been made as of any date within such Plan Year.

(g)                                 Any amendment adopted under the provision of this Section shall be deemed a part of the Plan as if incorporated into the Plan, and the Plan shall be deemed amended accordingly.

13.2                        Termination

The Company has established the Plan with the intention and expectation that it will be maintained indefinitely, but the Participating Companies are not and shall not be under any obligation or liability whatsoever to continue contributions or to maintain the Plan for any given length of time.  The Company, acting by way of its applicable governance process, shall have the right to terminate the Plan at any time.

Upon termination of the Plan and Trust for any reason, and after payment of all expenses and the proportional adjustment of accounts to reflect such expenses, each Participant, alternate payee and beneficiary shall be entitled to receive any amounts then credited to his or her Accounts in the Trust Fund.  The Trustee shall make payments of such amounts in a lump sum, in cash or in kind, as the Administration Committee shall direct, and such distributions shall be made to each Participant, alternate payee and beneficiary as soon as administratively feasible following approval of the termination of the Plan and Trust by the appropriate government agencies.

13.3                        Partial Termination

Upon partial termination of the Plan, each affected Participant shall have a one hundred percent (100%) vested interest in his or her Accounts.

ARTICLE 14
ADOPTION BY PARTICIPATING COMPANIES, SUCCESSOR
COMPANIES AND PLAN MERGERS

14.1                        Adoption and Administration

Participating Companies may adopt this Plan subject to the consent of the Company or its Executive Vice President of Human Resources.  Each Participating Company adopting the Plan understands and agrees that upon such adoption, it consents to having Ameriprise Financial, Inc. or its authorized delegate act for and on its behalf (a) in carrying out any administrative functions relevant to the Plan and Trust, (b) in amending or discontinuing the Plan or Trust, and (c) in construing and interpreting the Plan and Trust.  A list of all Participating Companies as of the date hereof is set forth on Addendum D, which is attached to this Plan, and shall be updated from time to time.  Notwithstanding anything herein to the contrary, the Company, in its capacity as sole shareholder of the entities listed on Addendum D hereby adopts this Plan on behalf of such entities.

14.2                        Discontinuance

If a Participating Company that has previously adopted the Plan and Trust adopts an amendment to the Plan or Trust which is inconsistent with the Plan and Trust as adopted by the Company, the Plan and Trust as then in effect, including any such inconsistent amendment which such former Participating Company adopted, shall continue in full force and effect as a separate savings plan for such former Participating Company and its eligible employees.  All powers and duties with respect to such separate plan and trust, which under the terms and provisions of this Plan and Trust are vested in and exercisable by the Company, shall from and after the date of such separation be vested in and exercisable by such former Participating Company.  Notwithstanding the foregoing, nothing in this Section 14.2 shall be construed as relieving any former Participating Company for any obligations it may have respect to payment of its allocable share of contributions or administrative expenses related to this Plan.

If the Plan is to continue as a separate plan for any such former Participating Company, there shall be set apart in a separate trust, such assets and securities as are appropriate for the benefit of the eligible employees of such former Participating Company.  Such separation shall be effected by the Trustee, and shall be in such amount as the Trustee shall, in its sole discretion, determine to be fair, just and equitable.

If a Participating Company exits from a controlled group of corporations as defined in Section 2.6, such Participating Company will no longer be a Participating Company.

14.3                        Successor Companies

Any corporation which succeeds to the business and assets of the Company, or any part of its operations, may by appropriate resolution adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as the Company and said successor corporation shall have agreed upon in writing.  Any corporation which succeeds to the business of any Participating Company other than the Company, or any part of the operations of such Participating Company, may by appropriate resolution adopt the Plan and shall thereupon succeed to such rights and assume such obligations hereunder as such Participating Company and said successor corporation shall have agreed upon in writing, provided, however, that such adoption and the terms thereof agreed upon in writing have been approved by the Board or its authorized delegate.

14.4                        Merger, Consolidation or Transfer of Plan Assets

The Company, acting by way of its applicable governance process, and acting in its capacity as settlor and not as a fiduciary, shall have the right to cause the Plan to be merged or consolidated with another Plan; provided, however, that the Plan shall not be merged or consolidated with any other plan, and no assets or liabilities of the Plan shall be transferred to any other plan unless each Participant in the Plan would (if the Plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit each Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

ARTICLE 15
TOP HEAVY PLAN PROVISIONS

15.1                        Top Heavy Plan Definitions

(a)           “Key Employee” means any Employee or former Employee (including any deceased employee or beneficiary) who at any time during the Plan Year that includes the Determination Date was an officer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code), a five percent (5%) owner, or a one percent (1%) owner having annual compensation of more than $150,000.  For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code.  The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable Treasury Regulations and other guidance of general applicability issued thereunder.

(b)           “Non-Key Employee” shall mean any Employee or former Employee (including any deceased Employee or beneficiary of such Employee or former Employee) who is not a “Key Employee” on the Determination Date.

(c)           “Top Heavy Plan”.  This Plan is a Top Heavy Plan if it is part of a Required Aggregation Group of Plans (but is not part of a Permissive Aggregation Group of Plans) and the Top Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%); provided that, if this Plan is both (i) part of a Required Aggregation Group of Plans for which the Top Heavy Ratio exceeds sixty percent (60%), and (ii) part of a Permissive Aggregation Group of Plans, but the Top Heavy Ratio for the Permissive Aggregation Group does not exceed sixty percent (60%), the Plan shall not be considered a Top Heavy Plan.

(d)           “Top Heavy Ratio” means a fraction, the numerator of which is the sum of the account balances under all defined contribution plans in the applicable Aggregation Group for all Key Employees, and the present value of accrued benefits under all defined benefit plans in the applicable Aggregation Group for all Key Employees, and the denominator of which is the sum of the account balances under all such defined contribution plans in the applicable

Aggregation Group for all participants and the present value of accrued benefits under all such defined benefit plans in the applicable Aggregation Group for all participants.  The Top Heavy Ratio shall be calculated on the Determination Date.

(e)           “Determination Date” means the last day of the preceding Plan Year.  The Determination Date shall be also be the date on which account balances and accrued benefits are valued for purposes of calculating the Top Heavy Ratio.

(f)            “Required Aggregation Group” means: (i) each qualified plan of the employer in which at least one (1) Key Employee participates, and (ii) any other qualified plan of the employer which enables a Plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(g)           “Permissive Aggregation Group” means the Required Aggregation Group of Plans plus any other plan or plans of the employer which when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

15.2                        Top Heavy Rules and Restrictions

(a)           Notwithstanding any other provision of this Plan, for any Plan Year in which this Plan is a Top Heavy Plan, the following provisions shall automatically take effect:

(i)            Minimum Benefit Rules.  This Section shall apply for purposes of determining whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code.  Each Non-Key Employee who participates only in this Plan for the Plan Year and who is employed by a Participating Company on the last day of the Plan Year shall be entitled to a contribution equal to three percent (3%) of his or her compensation (within the meaning of Code Section 415).  No Hour of Service requirement is applicable to the minimum three percent (3%) allocation.  Each Non-Key Employee, who in addition to this Plan participates in a defined benefit plan which is part of the applicable Aggregation Group described above, shall be entitled to the accrual of a minimum non-integrated benefit (expressed as a life annuity, with no ancillary benefits, commencing at age sixty-five (65)) under such plan equal to his or her average compensation for the five (5) consecutive years in which he or she earned the highest aggregate compensation from employer multiplied by the lesser of two percent (2%) per Year of Service with the employer, or twenty percent (20%); provided, however, (a) when a Non-Key Employee’s accrued benefit reaches twenty percent (20%) of such average compensation, whether before or after the Plan becomes Top Heavy, no additional minimum accruals will be made under this paragraph 15.2(a)(i), and (b) any minimum benefit to be accrued for any Plan Year under this Section 15.2(a)(i) shall be offset, as permitted by regulation, by the value of contributions provided under any defined contribution Plan other than this Plan which is part of the applicable Aggregation Group described above.

Employer matching contributions shall be taken into account for purposes satisfying the minimum contribution requirements of Section 416(c)(2) of the Code, and the Plan.  The preceding sentence shall apply with respect to Fixed and Variable Match

Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.  Fixed and Variable Match Contributions that are used to satisfy the minimum contribution requirements shall be treated as Fixed and Variable Match Contributions for purposes of the Actual Contribution Percentage test and other requirements of Section 401(m) of the Code.

(ii)           Minimum Vesting Schedule.  The Top Heavy Vesting Schedule set forth in Section 7.5 shall apply for any year in which the Plan is a Top Heavy Plan.

(b)           No change in the status of this Plan as a Top Heavy Plan shall be allowed to have the effect of reducing the Account of any Participant.

15.3                        Determination of Present Values and Amounts

This Section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Eligible Employees as of the Determination Date.

(a)           The present values of accrued benefits and the amounts of account balances of an Eligible Employee as of the Determination Date shall be increased by the distributions made with respect to the Eligible Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one (1) year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code.  In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting five (5) year periods for one (1) year period.

(b)           The accrued benefits and accounts of any individual who has not performed services during the one (1) year period ending on the Determination Date shall not be taken into account.

ARTICLE 16
MISCELLANEOUS

16.1                        Trust Sole Source of Benefits

The Trust established in connection with this Plan shall constitute the sole source of all benefits provided by the Plan.  No Participating Company guarantees the payment of benefits arising under the Plan.

16.2                        Non-Alienation

Except as required by law, a Participant, alternate payee or beneficiary’s interest under this Plan shall not be transferred, assigned or alienated prior to the actual payment of such interest to him, and such interest shall be payable only in the manner provided under the Plan.  This Section shall not apply to the creation, assignment or recognition of a right to any benefit payable to an alternate payee pursuant to a qualified domestic relations order as defined in Code Section 414(p) and corresponding Treasury Regulations.  Benefits shall be paid under the preceding sentence only upon the satisfaction and completion of certain reasonable rules and procedures as established by the Administration Committee.

16.3                        Plan Not Employment Contract

The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between a Participating Company and any employee.  Nothing in the Plan shall be deemed to give any employee the right to be retained in the employ of a Participating Company or to interfere with the right of a Participating Company to discharge any employee at any time, nor shall it be deemed to give a Participating Company the right to require any employee to remain in its employ, nor shall it interfere with the employee’s right to terminate employment at any time.

16.4                        Payment of Taxes

The Trustee may pay any estate, inheritance, income or other tax, charges or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it shall be or may be required to pay out of such benefit.  The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee deems necessary for its protection.

16.5                        Conditions Precedent

Except as provided by law, no person shall be entitled to a benefit under this Plan until his or her right thereto has been finally determined by the Administration Committee nor until he or she has submitted to the Administration Committee relevant data reasonably requested by the Administration Committee, including, but not limited to, proof of birth, marriage or death.

16.6                        Incompetent Payee

The Administration Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.  Notwithstanding the above, if the Administration Committee determines that any person to whom a benefit is payable under the Plan is unable to handle his or her affairs by reason of that person’s physical or mental condition, the Administration Committee may cause payments to be made for the person’s benefit to a member of the individual’s family or to anyone else providing for that person’s care; and the Plan, Administration Committee, the Participating Companies and the Trustee shall be relieved of liability for any such payments made in good faith.

ARTICLE 17
PROVISIONS RELATING TO EMPLOYEE STOCK OWNERSHIP PLAN

17.1                        Creation of Eligible Employee Stock Ownership Plan

The assets of the Plan that are held in the Company Stock Fund are hereby designated as a stock bonus plan comprising an employee stock ownership plan meeting the requirements of Section 4975(e) of the Code (the “ESOP”).

Except as provided in this Article Seventeen, or except to the extent the context may clearly indicate otherwise, the provisions of the Plan shall apply to the ESOP, and such provisions are hereby incorporated by this reference.

17.2                        Accounts

The Accounts described in Section 2.1 of the Plan shall be established under the ESOP, with such Accounts under the ESOP consisting of the portion of the Accounts as may be invested in the Company Stock Fund from time to time.

17.3                        Plan Year

The Plan Year for the ESOP shall be the same as the Plan Year for the Plan.

17.4                        Participation in ESOP

An individual shall be eligible to participate in the ESOP at the time, and under the same conditions, as provided in Article Three of the Plan, and will be, and will continue to be, a Participant in the ESOP to the extent provided by Article Three so long as an Account is maintained for the individual and any portion of such Account is invested in the Company Stock Fund.

17.5                        Elective Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, Fixed Match Contributions, Variable Match Contributions and Voluntary Contributions

Elective Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, Fixed Match Contributions, Variable Match Contributions and Voluntary Contributions described in Sections 4.1, 4.2, 4.3, 4.4 and 4.9 of the Plan, respectively, shall be considered to be contributions to the ESOP to the extent directed for investment in the Company Stock Fund according to the investment direction in effect at the time such contributions are made.  The ESOP and the Plan shall be aggregated for purposes of the limitations described in the Plan that apply to Elective Contributions, Roth 401(k) Contributions, Catch-up Contributions, Roth Catch-up Contributions, Fixed Match Contributions, Variable Match Contributions and Voluntary Contributions.

17.6                        Company Profit Sharing Contribution to ESOP

Any portion of the Company Profit Sharing Contribution that the Participant directs at the time of contribution to be invested in the Company Stock Fund shall be invested accordingly except to the extent such contribution would fail to satisfy the applicable nondiscrimination requirements of the Code.  To the extent such contribution is not invested in the Company Stock Fund by application of the previous sentence, such contribution shall be treated as a contribution for which a Participant has failed to specify an investment under Section 6.3.

17.7                        Limitations on Contributions

The provisions of Section 5.3 of the Plan shall be applied to the Plan and the ESOP separately or in the aggregate based on whether, under the applicable provisions of the Code, the limitation referred to is one applied separately to a tax qualified plan or to one (1) or more such plans in the aggregate.  The provisions of Section 5.4 of the Plan shall apply to the Plan and the ESOP in the aggregate.

17.8                        Investments and Accounting

The provisions of Article Six shall apply to the Plan and the ESOP except that, notwithstanding the provisions of Article Six, the ESOP shall consist solely of the Company Stock Fund and no other funds or investment alternatives shall be available under the ESOP.  A Participant in the Plan who directs the investment of a contribution to the Plan on the Participant’s behalf or who directs the investment of the assets of his or her Account under the Plan to the Company Stock Fund shall be deemed to have provided a direction to transfer such amounts to the ESOP.  Contributions under Section 4.6 invested in the Company Stock Fund shall be deemed to be contributions to the ESOP.  A Participant, alternate payee or beneficiary in the ESOP who directs the investment of the assets of his or her Account under the ESOP to an investment other than the Company Stock Fund as permitted under the provisions of Article Six shall be deemed to have provided a direction to transfer such amounts to the Plan.  The Administration Committee shall comply with a direction by a Participant, alternate payee or beneficiary to transfer funds from the Plan to the ESOP or vice versa consistent with the Plan and such general rules as may be established by the Administration Committee, Investment Committee or the Company for transfers among and between investment options.

17.9                        Aggregate Application of Vesting and Distribution Provisions

The provisions of Article Seven shall apply to the Accounts maintained under the Plan and under the ESOP on an aggregate basis as if the Plan and the ESOP were one (1) plan.

17.10                 Aggregate Application of Withdrawal and Loan Provisions

The provisions of Article Nine shall apply to the Plan and the ESOP on an aggregate basis as if such plans were one (1) plan.

17.11                 Provisions Relating to Dividends

Notwithstanding the provisions of the Plan to the contrary, the following provisions shall apply to cash dividends paid on Applicable Employer Securities:

(a)           ESOP Participants or beneficiaries shall have the right to choose between

(i)            the payment of cash dividends to the ESOP and a distribution in cash to Participants or beneficiaries not later than ninety (90) days after the close of the Plan Year in which the dividends are paid by the Company; and

(ii)           the reinvestment of cash dividends in stock of the Company.

The election described in this paragraph shall apply to the cash dividends on Applicable Employer Securities held by the Company Stock Fund on the dividend record date.  An ESOP Participant or beneficiary’s share of such dividends, to be paid in cash or reinvested in stock of the Company, shall be equal to the whole and fractional units of the Company Stock Fund allocated to the ESOP Participant or beneficiary’s Account that are vested under the provisions of Article Seven and Section 17.9 as of the dividend payment date, divided by the number of whole and fractional units of the Company Stock Fund allocated to the Accounts of all ESOP Participants and beneficiaries that are vested under the provisions of Article Seven and Section 17.9 on the dividend payment date.  An ESOP Participant or beneficiary must make the same election as to all of the units of the Company Stock Fund allocated to his or her Account on the dividend payment date.

(b)                                 An ESOP Participant or beneficiary shall be given a reasonable opportunity before a cash dividend is paid to make the election described in Subsection (a).  In the event the terms of the ESOP are changed governing the manner in which the dividends are paid or distributed to ESOP Participants or beneficiaries, such individuals shall be given a reasonable opportunity to make an election under the new terms prior to the date on which the first dividend subject to the new plan terms is paid.

(c)                                  The election described in Subsection (a) shall be irrevocable as of the close of the New York Stock Exchange on the day that the dividend on Company stock is paid.  If for any reason trading in the Company’s common stock is halted, or is suspended and does not resume trading prior to the close of the Exchange on the day the dividend is paid, the election in Subsection (a) shall be irrevocable as of the time trading in the Company’s stock is halted or suspended on such day.  If the Exchange is not open on the date the dividend is paid, the election in Subsection (a) is irrevocable as of the close of the last period the Exchange is open immediately prior to the day such dividend is paid.

(d)                                 In the event an ESOP Participant or beneficiary does not timely elect to have the dividend on Company stock paid to him or her in cash, such individual will be deemed to have made an election to have the dividend reinvested in Company stock.

(e)                                  In the event an ESOP Participant or beneficiary elects to have dividends on Company stock paid by the ESOP in cash, such distribution as is payable to such individual may be made notwithstanding any other restrictions governing distributions provided by the Plan or this Article.

(f)                                    The election and disposition of cash dividends as described in this Section shall be made pursuant to such additional rules as may be prescribed by the Administration Committee.

(g)                                 For purposes of this Article, “Applicable Employer Securities” means Company securities held by the ESOP on the record date of a dividend.

17.12                 Additional Provisions Relating to ESOP

(a)                                  ESOP to be Invested Primarily in Company Stock.  The assets of the ESOP shall be invested primarily in Company stock plus cash, to such limited extent as is determined to be necessary to meet liquidity needs.

(b)                                 Purchases and Sales of Stock.  Company stock may be purchased or sold by the Plan provided any such purchase or sale is at a price not less favorable to the ESOP than the stock’s Fair Market Value.  For purposes of this Article, “Fair Market Value” means, as of any valuation date within a period during which stock is readily tradable on an established securities market, the last published closing price of the stock for transactions with persons who are not parties in interest.  Shares of stock which may be sold pursuant to Rule 144 (or a similar rule) of the Securities and Exchange Commission will be deemed to be readily tradable on an established securities market, even if the shares of the stock may not be sold until after satisfaction of any applicable holding or lock-up periods.

“Fair Market Value” of stock as of any valuation date within a period in which the stock is not readily tradable on an established securities market shall be the amount determined by the Investment Committee in good faith and based upon all relevant factors for determining the Fair Market Value of such stock as required by law.  For transactions with persons who are not parties in interest (within the meaning of Section 3(14) of ERISA) such value shall be used for all the transactions until a new Fair Market Value has been determined by the Investment Committee.  For transactions with persons who are parties in interest, the Fair Market Value shall be determined as of the valuation date coinciding with the transaction.

(c)                                  Put Option:  Any share of stock distributed from the ESOP shall be subject to the following put option if such stock is not or ceases to be publicly traded or becomes subject to a trading limitation.  This stock will be considered as publicly traded at any time if it is then listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.  The Stock will be treated as subject to a “trading limitation” only if any federal or state securities law, or any regulation thereunder, makes the Stock not as freely tradable as Stock not subject to such restrictions.

The put option is exercisable only by the Participant who receives such shares from the Plan, by his or her donees, or by a person (including an estate or its distributee) to whom the stock passes by reason of a Participant’s death.  The put option will apply only if, within the put option periods described hereinafter, the stock is not or ceases to be publicly traded without restriction.  The first put option period shall be for sixty (60) days following the date the stock is distributed to any individual who may exercise the put option.  If the individual does not exercise the put option within such sixty (60) day period, then such option shall lapse and a second and final put option period shall commence in the Plan Year following the Plan Year within which the first sixty (60) day option period lapsed.  This final put option period shall be for sixty (60) days after individuals holding the put option are notified of the new determination of the Fair Market Value of the stock.

If, within either or both of said put option periods, the stock was publicly traded without restrictions, but ceases to be publicly traded without restriction, the Administration

Committee will notify each such security holder in writing on or before the tenth (10th) day after the date the stock ceases to be so traded that for the remainder of the put option period the stock is subject to the put option.  If such notice is not given within ten (10) days, a day shall be added to the duration of the put option during which the stock issued to be publicly traded without restriction for each day after said ten (10) day period such notice has not been given.  Such notice must inform distributees of the terms of the put option they are to hold.

The put option requires the Company to purchase the stock and is to be exercised by the holder notifying the Administration Committee in writing that the put option is being exercised.  The Plan is granted the option to assume the rights and obligations of the Company at the time the put option is exercised.  The period during which a put option is exercisable does not include any time when the distributee is unable to exercise it because the Company is prohibited from honoring it by applicable federal or state law.  The price of the put option shall be the Fair Market Value of the Stock as of the most recent accounting date at the time of the exercise of the put option; except in the case of a transaction between the Plan and a disqualified person, as defined in Section 4975(e)(2) of the Code, in which case the price must be determined as of the date of the transaction.  Notwithstanding the above, if the Administration Committee determines that there has been a significant change in the value of the stock, it may cause a more current determination of Fair Market Value to be used for put option transactions with non-disqualified persons on and after such date as the Administration Committee may determine.

The payment terms shall be as described below, unless the Company or Plan, as the case may be, specifies payment at an earlier period of time.  When the Company is repurchasing the stock under the put option where the Account in question has been distributed in a lump sum payment, the Company may exercise its option to repurchase the stock on an installment basis over a period of five (5) years with the first payment being made within thirty (30) days of the exercise of the put option.  If the holder agrees, the repurchase period may be extended to a total of ten (10) years.  A reasonable rate of interest must be paid on any deferred payments.  The Administration Committee shall determine this rate in accordance with uniform rules.  The seller must be given a promissory note, the full payment of which could be required by the holder if the repurchaser defaults in the payment of a scheduled installment payment, plus adequate security in accordance with Treasury Regulation Section 54.4975-7(b)(12)(iv) (or any successor regulation).

If the distribution of the Account is in a form other than a lump sum distribution, the Stock shall be paid for within thirty (30) days from the date of the exercise of the option as to each partial distribution.

(d)                                 Right of First Refusal:  All shares of stock shall be subject to the following right of first refusal if such stock is not publicly traded at the time the right may be exercised.  The stock will be considered as publicly traded at any time if it is then listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act.

The right of first refusal applies to any holder who receives the stock or to whom the such stock passes from the Plan.  Such holder may not transfer or in any way dispose of such stock without first offering to sell such stock to the Plan.  Such offer shall be made in the form of a written notice to the Trustee and the Company disclosing:  (i) the name(s) of the proposed transferee(s) of the stock; (ii) the certificate number and number of shares of the stock proposed to be transferred; (iii) the proposed price; and (iv) all other terms of the proposed transfer.

Within fourteen (14) days after such notice is given, the Trustee and then the Company, shall have the option to purchase all or a part of such stock.  If the Trustee or the Company decides to exercise this right of first refusal, the price shall be the Fair Market Value of the stock as of the most recent valuation date at the time of the exercise of the right (except in the case of a transaction between the Plan and a disqualified person, as defined in Section 4975(e)(2) of the Code, in which case the price must be determined as of the date of the transaction) or the proposed price, whichever is greater.  The terms for payment of the price shall be the terms under the offer if it is a bona fide offer.

In the event that neither the Trustee nor the Company exercises the option to purchase such stock, the holder shall have the right to transfer or otherwise dispose of such stock in accordance with the terms of the transfer set forth in the written notice to the Trustee and the Company, provided such transfer is effected within fifteen (15) days after the expiration of the fourteen (14) day option period.  If the transfer is not effected within such period, the Trustee and the Company must again be given an option to purchase, as provided in this Subsection.

(e)                                  Nonlapse Restrictions:  The provisions of Section 17.12(c) and (d) shall not lapse, and shall continue to be applicable to the stock even if the ESOP ceases to be an employee stock ownership plan within the meaning of Code Section 4975(e).

ARTICLE 18
INITIAL PLAN YEAR PROVISIONS; SUCCESSOR PLAN

18.1                        Plan Elections and Designations.

Notwithstanding anything herein to the contrary and in accordance with the requirements of the Employee Benefits Agreement between American Express Company and the Company, all beneficiary designations, deferral election forms, investment elections, payment form elections, and qualified domestic relations orders creating rights for alternate payees in effect under the ISP as of September 30, 2005 shall be deemed to be effective with respect to this Plan.

For an individual who was a participant in the ISP on September 30, 2005 and is considered a “Delayed Transfer Employee” as defined in the Employee Benefits Agreement between the Company and American Express Company for purposes of the limitations imposed by Code Sections 401(a)(17), 401(k)(3), 401(m), 404, 414(q) and 415; the allocations pursuant to Sections 4.2 and 4.5 (as in effect at such time) based on cumulative compensation for a calendar quarter; the allocations pursuant to Section 4.6 (as in effect at such time); and compensation and benefits accrued under the ISP and/or while a Participant was employed by the American Express Company or its affiliates during the period  October 1, 2005 through September 30, 2006 shall be taken into consideration under the Plan for the 2005 and 2006 Plan Year.

ADDENDUM A

SERVICE CREDITING

[Reserved.]

ADDENDUM B

THOMAS COOK

B.1                             Application of Addendum.

The provisions of this Addendum B shall apply to former employees of Thomas Cook Partnership (“Thomas Cook”) who were covered by, or subject to, the provisions of the Thomas Cook Travel Employee Retirement/Savings Plan (“Thomas Cook Plan”).

B.2                             Other Benefits, Rights and Features.

Code Section 411(d)(6) Protected Benefits.  To the extent not otherwise provided herein, any optional benefit forms or accrued benefits, rights or features of the Thomas Cook Plan which cannot be reduced under the provisions of Section 411(d)(6) of the Code shall be preserved from and after the date of the merger of the Thomas Cook Plan with this Plan with respect to that portion of the Participant’s Account which represents and does not exceed the balance of his or her account under the Thomas Cook Plan on December 31, 1995.

ADDENDUM C

MERGER AND TRANSFER OF THE IDS DVP SAVINGS PLAN AND TRUST

C.1                             Application of Addendum.

The provisions of this Addendum C shall apply to Eligible Employees who were members of the “field force” and were covered under, or subject to, the provisions of the IDS DVP Savings Plan and Trust Agreement (“DVP Savings Plan”).

C.2                             Other Benefits, Rights and Features.

Code Section 411(d)(6) Protected Benefits.  To the extent not otherwise provided herein, any optional benefit forms or accrued benefits, rights or features of the DVP Savings Plan which cannot be reduced under the provisions of Section 411(d)(6) of the Code shall be preserved from and after the date of the merger of the DVP Savings Plan with this Plan with respect to that portion of the Participant’s Account which represents and does not exceed the balance of his or her account under the DVP Savings Plan on December 31, 1996.

ADDENDUM D

PARTICIPATING COMPANIES

American Enterprise Investment Services, Inc. – effective October 1, 2005

Ameriprise Financial Services, Inc. – effective October 1, 2005

RiverSource Investments, LLC – effective October 1, 2005

RiverSource Service Corporation – effective October 1, 2005

RiverSource Life Insurance Company (formerly known as IDS Life Insurance Company) – effective October 1, 2005

RiverSource Life Insurance Co. of New York (formerly known as IDS Life Insurance Company of New York and American Centurion Life Assurance Company) – effective October 1, 2005

IDS Property Casualty Insurance Company – effective October 1, 2005

Ameriprise Trust Company – effective October 1, 2005

Ameriprise Bank, FSB – effective September 18, 2006

RiverSource Distributors, Inc. – effective January 1, 2007